As filed with the Securities and Exchange Commission on January 13, 2004

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   _________

                            PACER HEALTH CORPORATION
                      (Name of Registrant in Our Charter)

             FLORIDA                                             11-3144463
 (State or Other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
        of Incorporation        Classification Code Number)  Identification No.)
        or Organization)
                                                       RAINIER GONZALEZ
          7759 N.W. 146TH STREET                   PACER HEALTH CORPORATION
           MIAMI LAKES, FL 33016                    7759 N.W. 146TH STREET
              (305) 828-7660                        MIAMI LAKES, FL 33016
(Address and telephone number of Principal              (305) 828-7660
 Executive Offices and Principal Place of    (Name, address and telephone number
                 Business)                           of agent for service)

                                   Copies to:

       Clayton E. Parker, Esq.                   Pablo S. Quesada, Esq.
      Kirkpatrick & Lockhart LLP               Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000     201 S. Biscayne Boulevard, Suite 2000
         Miami, Florida 33131                     Miami, Florida 33131
            (305) 539-3300                           (305) 539-3300
    Telecopier No.: (305) 358-7095           Telecopier No.: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                           PROPOSED MAXIMUM
                                                                          PROPOSED MAXIMUM    AGGREGATE        AMOUNT OF
            TITLE OF EACH CLASS OF                    AMOUNT TO BE         OFFERING PRICE      OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED                   REGISTERED          PER SHARE (1)      PRICE (2)           FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share          250,000,000 shares (2)       $0.02         $5,000,000       $  404.50
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                              250,000,000 shares           $0.02         $5,000,000       $  404.50
============================================================================================================================

___________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used a recent closing bid price for our common stock.

(2) At a price of $0.02 per share, the Company would have to issue 500,000,000 shares of common stock to fully utilize the Standby Equity Distribution Agreement. However, the Company and Cornell Capital Partners LP have agreed to register a total of 73,750,000 shares for issuance under the Standby Equity Distribution Agreement, 156,250,000 shares for conversion under convertible debentures issued under the Securities Purchase Agreement and 19,500,000 shares for conversion under convertible debentures issued in connection with the Standby Equity Distribution Agreement. Further, 500,000 shares are being registered by a consultant, Newbridge Securities Corporation.

                                ________________

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                  Subject to completion, dated January 13, 2004


                            PACER HEALTH CORPORATION
                       250,000,000 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 250,000,000 shares of Pacer's common stock. The selling stockholders are Cornell Capital Partners, LP, which intends to sell up to 249,500,000 shares of common stock and Newbridge Securities Corporation, which intends to sell up to 500,000 shares of common stock. Pacer is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Pacer will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement that was entered into between Pacer and Cornell Capital Partners. All costs associated with this registration will be borne by Pacer.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On January 8, 2003, the last reported sale price of our common stock was $0.02 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "INFE." These prices will fluctuate based on the demand for the shares of common stock.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will effectively pay Pacer 92% of, or an 8% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. Cornell Capital Partners has also received a convertible debenture in the amount of $390,000 convertible into shares of common stock at a conversion price equal to the lowest closing bid price during the three trading days immediately preceding the conversion date, as a one-time commitment fee. The discount and the one-time commitment fee are underwriting discounts.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 3.

         With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is January __, 2004.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY ........................................................   1
THE OFFERING ..............................................................   2
RISK FACTORS ..............................................................   3
FORWARD-LOOKING STATEMENTS ................................................   8
SELLING STOCKHOLDERS ......................................................   9
USE OF PROCEEDS ...........................................................  11
DILUTION ..................................................................  12
STANDBY EQUITY DISTRIBUTION AGREEMENT .....................................  13
PLAN OF DISTRIBUTION ......................................................  15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS AND PLAN OF OPERATION .............................  17
DESCRIPTION OF BUSINESS ...................................................  21
MANAGEMENT ................................................................  24
DESCRIPTION OF PROPERTY ...................................................  27
LEGAL PROCEEDINGS .........................................................  27
PRINCIPAL STOCKHOLDERS ....................................................  28
CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS .............................  29
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
  OTHER STOCKHOLDER MATTERS ...............................................  30
DESCRIPTION OF SECURITIES .................................................  31
EXPERTS ...................................................................  32
LEGAL MATTERS .............................................................  32
HOW TO GET MORE INFORMATION ...............................................  32
FINANCIAL STATEMENTS ......................................................  F-1



--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

OVERVIEW

         Infe, Inc., a Florida corporation, n/k/a Pacer Health Corporation, was formed on February 1, 1993 to acquire the assets and liabilities of various technology companies. Infe ceased operations and began marketing itself as a public shell in 2003.

         Pacer Health Corporation, n/k/a Pacer Health Services, a Florida corporation, was formed in January 2003, and through May 26, 2003 was in the development stage, had no revenue and all of its efforts were directed to developing a business strategy, raising capital and acquiring assisted living facilities and other senior care related businesses. On May 26, 2003, with the acquisition of AAA Medical Center, Pacer commenced its operations and emerged from the development stage.

         On June 26, 2003, Infe acquired all of the outstanding stock of Pacer in a reverse merger. Under the terms of the merger agreement, Infe issued 111,600,000 shares of common stock and 1 share of preferred stock which is convertible into 318,822,903 shares of common stock to acquire the stock of Pacer which in turn became a wholly owned subsidiary of Infe pursuant to a reverse merger. For accounting purposes, the reverse merger was treated as a recapitalization of Infe with Pacer as the acquiror.

         As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of Pacer have become the historical financial statements of the continuing entity. The historical financial statements of Infe are not presented.

BUSINESS

         Pacer's focus is to be a provider of eldercare services with an emphasis on Skilled Nursing Facilities ("SNF") and Assisted Living Facilities ("ALF"). We also operate a medical treatment center which service patients of all ages. Our strategic business plan contemplates the acquisition of SNFs, ALFs, medical treatment centers, rural hospitals and other health care facilities and subsequently consolidating and managing them under one central team. We believe that the need for such facilities will grow substantially over the next thirty years with the advanced aging of the baby boomers and their need for these facilities and services. We further believe that the industry is highly fragmented and there are many facilities currently available for acquisition which have a relatively low price-earnings ratio.

FINANCIAL CONDITION

         The accompanying condensed consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assume the continuity of the Company as a going concern. The Company has incurred net losses for the three and nine months ended August 31, 2003 and has an accumulated deficit as of August 31, 2003 of approximately $1,619,286. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern.

         In order to fund activities until positive operating cash flow is achieved, management recognizes that Pacer must generate revenue from its operations and must raise capital from the sale of its securities. The Company anticipates that the capital raised in the transactions described in this registration statement will be sufficient to fund Pacer's activities until positive cash flow is achieved. However, no assurances can be given that Pacer will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

ABOUT US

         Our principal office is located at 7759 N.W. 146th Street, Miami Lakes, Florida 33016. Our telephone number is (305) 828-7660.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are stockholders of Pacer. Cornell Capital Partners intends to sell up to 249,500,000 shares of common stock; 73,750,000 relate to the Standby Equity Distribution Agreement, 19,500,000 shares underlie a convertible debenture issued as a commitment fee under the Standby Equity Distribution Agreement and 156,250,000 shares underlie convertible debentures issued to Cornell Capital Partners. Newbridge Securities Corporation intends to sell up to 500,000 shares of common stock.

         Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $10 million. The amount of each advance is subject to a maximum advance amount of $105,000 per advance notice and up to a maximum of $420,000, in the aggregate, in any thirty-day (30) calendar period, and we may not submit any advance within five trading days of a prior advance. Cornell Capital Partners will pay Pacer 97% of, or a 3% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. Of each advance made by Pacer, Cornell Capital Partners shall retain 5% of each advance. In addition, Cornell Capital Partners received a compensation debenture in the amount of $390,000 convertible into shares of common stock of Pacer at a conversion price equal to the lowest closing bid price during the three trading days immediately preceding the conversion date, as a one-time commitment fee. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution Agreement.

         We have engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a fee of 500,000 shares of Pacer's common stock. Newbridge Securities Corporation is not participating as an underwriter in this offering.


COMMON STOCK OFFERED                            250,000,000 shares by selling
                                                stockholders

OFFERING PRICE                                  Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING    510,207,228 shares as of
                                                January 8, 2003

USE OF PROCEEDS                                 We will not receive any proceeds
                                                of the shares offered by the
                                                selling stockholders. Any
                                                proceeds we receive from the
                                                sale of common stock under the
                                                Standby Equity Distribution
                                                Agreement will be used for
                                                general working capital
                                                purposes. See "Use of Proceeds."

RISK FACTORS                                    The securities offered hereby
                                                involve a high degree of risk
                                                and immediate substantial
                                                dilution. See "Risk Factors" and
                                                "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL          INFE

                                _______________

                                  RISK FACTORS

         WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

PACER HAS HISTORICALLY GENERATED LOSSES AND LOSSES MAY CONTINUE IN THE FUTURE

         Since our inception we have not been profitable and have generated losses. Operating Loss was $223,034 for the three months ended August 31, 2003 and the nine months ended August 31, 2003. Our accumulated deficit was $1,619,286 as at the end of August 31, 2003. Future losses are likely to occur, as we are dependent on spending money to expand our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems.

PACER MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN OPERATIONS

         Unless Pacer can become profitable with the existing sources of funds it has available and its sales efforts, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to expand our business. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable operations we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

OUR INDEPENDENT AUDITORS ISSUED A GOING CONCERN OPINION IN OUR FINANCIAL STATEMENTS FOR THE QUARTERLY PERIOD ENDED AUGUST 31, 2003, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING

         Our independent auditors have added an explanatory paragraph in connection with our financial statements for the quarterly period ended August 31, 2003, which states that the financial statements raise substantial doubt as to Pacer's ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Based on our current budget assessment, we believe that we may need to obtain approximately $4 million in additional debt or equity capital from one or more sources to fund operations for the next 12 months. These funds are expected to be obtained from the sale of securities, including the sale of stock under the Standby Equity Distribution Agreement.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON AUGUST 31, 2003 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES

         We had a working capital deficit of $2,266,997 at August 31, 2003, which means that our current liabilities as of that date exceeded our current assets on August 31, 2003 by $2,266,997. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on August 31, 2003 were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit we may have to raise capital or debt to fund the deficit.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that Pacer will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o        With a price of less than $5.00 per share;

         o        That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         Our success largely depends on the efforts and abilities of key executives, including Rainier Gonzalez, our Chairman and President. The loss of the services of Mr. Gonzalez could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain any key-man life insurance policy on Mr. Gonzalez. We also have other key employees that manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT OR IMPOSSIBLE TO EVALUATE OUR PERFORMANCE AND MAKE PREDICTIONS ABOUT OUR FUTURE

         Based on our limited operating history and sales, it is difficult or impossible for us to evaluate our operational and financial performance, or to make accurate predictions about our future performance. While we believe that we have refined our sales efforts, there is no assurance that we will be successful or well received by potential customers.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 510,207,228 shares of common stock outstanding as of January 8, 2003, 25,294,533 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining shares of common stock which are held by existing stockholders, including officers and directors, are restricted securities. Some of these shares may be resold under Rule 144.

POSSIBLE LACK OF SUFFICIENT AUTHORIZED SHARES

         There is a possibility that Pacer may not currently have sufficient authorized shares to convert all of the shares of common stock needed under the Standby Equity Distribution Agreement and a proposal may be required to be placed before the shareholders to facilitate an increase in the number of authorized shares within the next several years. For example, at an assumed purchase price of $0.02, we would need 500,000,000 shares available to fully utilize the $10 million available under the Standby Equity Distribution Agreement. Currently we have authorized 930,000,000 million shares of common stock, and as of January 8, 2003, we have 510,207,228 shares outstanding. At a conversion price of $0.02 we would also issue 44,500,000 in connection with the convertible debentures, leaving approximately 375,000,000 shares available for issuance under the Standby Equity Distribution Agreement. Accordingly, at the current market price, we would need to authorize approximately 125,000,000 additional shares to fully utilize the Standby Equity Distribution Agreement. We would have to receive the affirmative vote of a majority of our outstanding shares to approve any increase in authorized shares.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES PURSUANT TO THE CONVERSION OF CONVERTIBLE DEBENTURES AND SHARES ISSUED UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT

         Cornell Capital may convert its convertible debentures issued under the Securities Purchase Agreement into shares of Pacer's common stock, at a conversion price which is at a 20% discount to the market price, and Cornell Capital may purchase Pacer's shares of common stock under the Standby Equity Distribution Agreement, which purchase price is effectively at a 8% discount to the market price. The subsequent sale of such shares by Cornell Capital could cause significant downward pressure on the price of Pacer's common stock. This is especially the case if the shares being placed into the market exceed the market's demand for the shares of Pacer's common stock. As the stock price of Pacer's common stock declines, Cornell Capital will be entitled to receive an increasing number of shares under the Standby Equity Distribution Agreement and convertible debentures. The sale of such increasing number of shares by Cornell Capital could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering.

         Further, there is no maximum number of shares Pacer might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the Standby Equity Distribution Agreement and the related convertible debentures, except for the 9.9% limitation on Cornell Capital's ownership interest in Pacer at any one time. However, Cornell Capital may acquire a number of shares that far exceeds this limit, through the continual purchase and sale of shares.

         To illustrate the dilution that may result from the purchase of shares under the Standby Equity Distribution Agreement, assuming an offering price of $0.02 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.0092 per share. Dilution per share at prices of $0.015, $0.010 and $0.005 per share would be $0.0076, $0.0061 and $0.0046, respectively.

         As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount and to issue upon conversion of the convertible debentures. If our stock price is lower, then our existing stockholders would experience greater dilution.

UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a 3% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market 250,000,000 shares of common stock being registered in this offering. That means that up to 250,000,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT OR THE CONVERTIBLE DEBENTURES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

         In many circumstances the provision of a Standby Equity Distribution Agreement or convertible debentures for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Pacer has not performed in such a manner to show that the equity funds raised will be used to grow Pacer. Such an event could place further downward pressure on the price of common stock.

         Under the terms of our Standby Equity Distribution Agreement, Pacer may request numerous draw downs pursuant to the terms of the agreement. In addition, our outstanding convertible debentures are convertible at a discount to the market price of our common stock. As a result, the opportunity exists for short sellers and others to contribute to the future decline of Pacer's stock price. Persons engaging in short-sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short-sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. Because the debentures are convertible at a discount to market, it is possible that the debentures could be converted if the market price of our common stock declines, thus, supplying any short sellers with the opportunity to cover their short positions. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then market price, if the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long-position in the stock.

         If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Pacer.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED

         We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $105,000 during any five trading day period. Based on an assumed offering price of $0.02, we will only be able to draw $1,475,000, utilizing the 73,750,000 shares being registered for the Standby Equity Distribution Agreement under this Registration Statement. In addition, at our current price of $0.02, we would need to authorize approximately 125,000,000 additional shares to fully utilize the Standby Equity Distribution Agreement. We would have to receive the affirmative vote of a majority of our outstanding shares to approve any increase in authorized shares.

THE SEQUENTIAL PURCHASE AND SALE OF MARKET-PRICE BASED SECURITIES IN THE CONTEXT OF A DECLINING MARKET PRICE COULD RESULT IN A CHANGE OF CONTROL.

         In the event of a decline in the market price of Pacer's common stock, through the purchase and conversion of shares under the Standby Equity Distribution Agreement and convertible debentures, the subsequent resale of such shares could result in Pacer issuing a sufficient number of shares of common stock registered in this offering, which if held by one or more stockholders working together, could result in a change of control.

WE MAY NOT BE ABLE TO DRAW DOWN UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT IF THE INVESTOR HOLDS MORE THAN 9.9% OF OUR COMMON STOCK

         In the event Cornell Capital holds more than 9.9% of the then-outstanding common stock of Pacer, we will be unable to draw down on the Standby Equity Distribution Agreement. Currently, Cornell Capital has beneficial ownership of 8.02% of our common stock and therefore we would be able to draw down on the Standby Equity Distribution Agreement so long as Cornell Capital's beneficial ownership remains below 10%. If Cornell Capital Partner's beneficial ownership increases above 9.9%, we would be unable to draw down on the Standby Equity Distribution Agreement. Because Cornell Capital Partners is not limited by a percentage ownership limitation with respect to converting the convertible debentures, a possibility exists that Cornell Capital Partners may own more than 9.9% or Pacer's outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected revenue and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Pacer. A description of each selling shareholder's relationship to Pacer and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                            Percentage
                                                                                of
                                           Percentage                      Outstanding
                                               of         Shares to be     Shares to be                       Percentage
                                          Outstanding       Acquired         Acquired                          of Shares
                             Shares          Shares         Under the        Under the                        Beneficially
                          Beneficially    Beneficially       Standby          Standby                            Owned
                             Owned           Owned           Equity           Equity         Shares to be        After
                             Before          Before       Distribution     Distribution      Sold in the       Offering
  Selling Stockholder       Offering      Offering (1)      Agreement        Agreement         Offering           (1)
  -------------------       --------      ------------      ---------        ---------         --------           ---
                                  Shares Acquired in Financing Transactions With Pacer
Cornell Capital
  Partners, L.P.            44,500,000(2)        8.02%      73,750,000(3)         12.62%      249,500,000(4)       0%
Newbridge Securities
  Corporation                  500,000               *               --               --            500,000        0%

TOTAL                       45,000,000           8.02%       73,750,000           12.62%        250,000,000        0%
                            ==========           ====        ==========           =====         ===========       ==

_______________
*        Less than 1%.

(1) Applicable percentage of ownership is based on 510,207,228 shares of common stock outstanding as of January 8, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of January 8, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of January 8, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.
(2) Consists of up to 44,500,000 shares of common stock which may be converted under the convertible debentures issued or issuable pursuant to the Standby Equity Distribution Agreement and Securities Purchase Agreement at an assumed conversion price of $0.02.

(3) Represents up to 73,750,000 shares which are being registered for issuance under the Standby Equity Distribution Agreement.

(4) Represents the shares beneficially owned by Cornell Capital before the offering, shares being registered for issuance under the Standby Equity Distribution Agreement, and 131,250,000 additional shares being registered for conversion under the convertible debentures in the event of a decrease in the market price of our common stock.

         The following information contains a description of each selling shareholder's relationship to Pacer and how each selling shareholder acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with Pacer, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH PACER

         CORNELL CAPITAL PARTNERS. Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement and a holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Pacer. Those transactions are explained below:

         o STANDBY EQUITY DISTRIBUTION AGREEMENT. On December 26, 2003, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Pacer 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a convertible debenture in the amount of $390,000 convertible into shares of common stock at a conversion price equal to the lowest Closing Bid Price of the Common Stock for the three (3) trading days immediately preceding the Conversion Date, as a one-time commitment fee. We are registering 73,750,000 shares in this offering which may be issued under the Standby Equity Distribution Agreement.

         o CONVERTIBLE DEBENTURES. On December 26, 2003, Cornell Capital partners purchased $500,000 of convertible debentures from Pacer. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, Pacer has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. Pacer has the right to redeem all or a portion of the debentures upon fifteen days' notice paying Cornell Capital Partners 120% of the amount redeemed plus accrued interest; provided, however, that for every $100,000 redeemed, the holder shall receive a warrant to purchase 10,000 shares of common stock exercisable on a cash basis and have an exercise price of 120% of the closing bid price of the common stock on the closing date. Pacer is registering in this offering 156,250,000 shares of common stock underlying the convertible debentures.

         There are certain risks related to sales by Cornell Capital Partners, including:

         o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price, the greater number of shares that will be issued to Cornell Capital Partners. This could result in substantial dilution to the interests of other holders of common stock.

         o To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

         o The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by Cornell or others. This could place further downward pressure on the price of the common stock.

         NEWBRIDGE SECURITIES CORPORATION. Newbridge Securities Corporation is an unaffiliated registered broker-dealer that has been retained by us. For its services in connection with the Standby Equity Distribution Agreement, Newbridge Securities Corporation received a fee of 500,000 shares of common stock. These shares are being registered in this offering. All investment decisions of Newbridge Securities Corporation are made by its President, Guy Amico.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 97% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. Pacer will pay Cornell Capital 5% of each advance as an additional fee.

         Pursuant to the Standby Equity Distribution Agreement, Pacer cannot draw more than $105,000 every five trading days, more than $420,000 in any thirty (30) day calendar period or more than $10 million over twenty-four months.

         For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital Partners. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

GROSS PROCEEDS                                                 $    1,000,000              $5,000,000           $10,000,000

NET PROCEEDS                                                   $      865,000              $4,665,000           $ 9,415,000

NO. OF SHARES ISSUED UNDER THE STANDBY EQUITY
DISTRIBUTION AGREEMENT AT AN ASSUMED PRICE OF $0.02                50,000,000             250,000,000(1)        500,000,000(1)

USE OF PROCEEDS:                                                    AMOUNT                   AMOUNT                AMOUNT
------------------------------------------------------ ----------------------- ----------------------- ---------------------

Acquisitions and Expansion of Operations                                                   $2,700,000           $ 6,000,000
Sales and Marketing                                            $      100,000                $200,000           $  $500,000
Administrative Expenses, Including Salaries                    $      500,000              $1,000,000           $ 1,500,000
Reduction of Accounts Payable                                  $      100,000                $100,000           $  $100,000
General Working Capital                                        $      165,000                $665,000           $ 1,315,000
                                                               --------------              ----------            ----------

TOTAL                                                          $      865,000              $4,665,000           $ 9,415,000
                                                               ==============              ==========           ===========

_____________

(1) At our assumed purchase price, Pacer has not registered sufficient shares of common stock under this registration statement to obtain more than $1,475,000 under the Standby Equity Distribution Agreement. Accordingly, this column would only be applicable if our stock price increased sufficiently so that more proceeds may be obtained under the Standby Equity Distribution Agreement with the 73,750,000 shares that are being registered under the Standby Equity Distribution Agreement in the registration statement.

                                    DILUTION

         The net tangible book value of our Company as of August 31, 2003 was $(1,738,438) or ($0.0110) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our Company, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.02 per share which is in the range of the recent share price.

         If we assume that our Company had issued 73,750,000 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.02 per (i.e., the number of shares registered in this offering under the Standby Equity Distribution Agreement), less retention fees of $73,750 and offering expenses of $85,000, our net tangible book value as of August 31, 2003 would have been $(422,188) or $(0.0018) per share. Note that at an offering price of $0.02 per share, Pacer would receive gross proceeds $1,475,000 or $8,525,000 less than is available under the Standby Equity Distribution Agreement. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0092 per share and an immediate dilution to new stockholders of $0.0218 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                 $  0.02
Net tangible book value per share before this offering      $(0.0110)
Increase attributable to new investors                      $ 0.0092
                                                            --------
Net tangible book value per share after this offering                   $0.0018
                                                                        -------
Dilution per share to new stockholders                                  $0.0092
                                                                        =======

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                         DILUTION
             ASSUMED        NO. OF SHARES TO BE          PER SHARE
          OFFERING PRICE          ISSUED             TO NEW INVESTORS
              $0.020           73,750,000(1)              0.0092
              $0.015           73,750,000(1)              0.0076
              $0.010           73,750,000(1)              0.0061
              $0.005           73,750,000(1)              0.0046
___________

(1) This represents the maximum number of shares of common stock that will be registered under the Standby Equity Distribution Agreement.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

SUMMARY

         On December 26, 2003, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 500,000 shares of our common stock. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED

         Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days. A closing will be held five trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions for any of the draws other than the written notice and associated correspondence. We are limited however, on our ability to request advances under the Standby Equity Distribution Agreement based on the number of shares we have registered on this registration statement and potentially the number of shares we have authorized. For example, using an assumed offering price of $0.02, we would be able to draw gross proceeds of $1,475,000 under the Standby Equity Distribution Agreement utilizing all of the shares being registered. At our current stock price, we would be required to authorize and register additional shares of our common stock to fully utilize the Standby Equity Distribution Agreement.

         We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is subject to a maximum amount of $105,000, and a maximum amount of $420,000 per any thirty (30) day calendar period, and we may not submit an advance within five trading days of a prior advance. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. Based on an assumed purchase price of $0.02, Cornell Capital Partners' beneficial ownership of Pacer common stock is 8.02%, and therefore we would be permitted to make draws on the Standby Equity Distribution Agreement so long as Cornell Capital Partners' beneficial ownership of our common stock was not greater than 9.9%. However, Cornell Capital Partners is not limited by a percentage ownership limitation with respect to converting the convertible debentures, and therefore a possibility exists that Cornell Capital Partners may own more than 9.9% of Pacer's outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement.

         We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a purchase price of $0.02, we would receive gross proceeds of $1,475,000 under the Standby Equity Distribution Agreement. These shares would represent 12.62% of our outstanding common stock upon issuance. We are registering 73,750,000 shares of common stock for the sale under the Standby Equity Distribution Agreement. At our current stock price, we would be required to authorize and register additional shares of common stock in order to fully utilize the $10.0 million available under the Standby Equity Distribution Agreement.

         If our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance or our net proceeds from the advance would decline. This relationship is demonstrated by the following table, which shows the reduction of our net proceeds under the Standby Equity Distribution Agreement assuming we issue the same number of shares but our assumed purchase price of $0.02 per share is discounted by 25%, 50% and 75%.

Purchase Price                         $        .02       $       .015       $       .010       $       .005
No. of Shares:                           73,750,000(1)      73,750,000(1)      73,750,000(1)      73,750,000(1)
Total Outstanding Before Offering :     510,207,228        510,207,228        510,207,228        510,207,228
Percent Outstanding (2):                      12.63%             12.63%             12.63%             12.63%
Gross Proceeds                         $  1,475,000       $  1,106,250       $    737,500       $    368,750

_______________

(1) Represents the number of shares of common stock being registered for issuance under the Standby Equity Distribution Agreement.

(2) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

         Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

         We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners was issued as a one time commitment fee, a convertible debenture in the amount of $390,000 convertible into shares of common stock at a conversion price equal to the lowest closing bid price during the three trading days immediately prior to the conversion date. In addition, we issued 500,000 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as compensation for its services as a placement agent.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Standby Equity Distribution Agreement, and received, as a one time commitment, a convertible debenture in the amount of $390,000 convertible into shares of common stock at a conversion price equal to the lowest closing bid price during the 3 trading days immediately prior to the conversion date. The 3% discount, the 5% retainage and the one-time commitment fee are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 500,000 shares of our common stock.

         Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic private equity fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $404.50, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $17,095.50. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Further, Cornell Capital Partners is contractually prohibited under the Standby Equity Distribution Agreement from engaging in any "short sales," as such term is defined by the Securities Exchange Act of 1934. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
     OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATION

GENERAL

         The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements, and the Notes thereto included herein. The information contained below includes statements of Pacer's or management's beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. For a discussion on forward-looking statements, see the information set forth in the Introductory Note to this Annual Report under the caption "Forward Looking Statements", which information is incorporated herein by reference.

GOING CONCERN

         The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. Pacer has experienced losses since inception. In order to fund activities until positive operating cash flow is achieved, management recognizes that Pacer must generate revenue from its operations and must raise capital from the sale of its securities. However, no assurances can be given that Pacer will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         The accompanying condensed consolidated financial statements of the Company have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The information in this report should be read in conjunction with Pacer's audited consolidated financial statements and notes thereto included in Pacer's Annual Report on Form 10-KSB, as amended, for the fiscal year ended November 30, 2002.

         The unaudited condensed consolidated financial statements included herein reflect all material adjustments (consisting only of normal, recurring adjustments) that are, in the opinion of the Company's management, necessary for a fair presentation of the information for the periods presented. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates contained in these condensed consolidated financial statements include management's estimates of allowance for uncollectable accounts receivable, contractual allowances and governmental allowances. Actual results could differ from those estimates. Interim results of operations for the three and nine months ended August 31, 2003 are not necessarily indicative of operating results for the full fiscal year or for any future periods.

CASH AND CASH EQUIVALENTS

         Pacer considers cash and cash equivalents to include currency on hand, demand deposits, and all highly liquid investments with a maturity of three months or less at the date of purchase.

PROPERTY AND EQUIPMENT

         Property and equipment are recorded at the acquisition cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. Pacer measures an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows.

INTANGIBLE ASSETS

         Intangible assets relate primarily to the acquisition of AAA Medical Center, Inc. and are comprised primarily of goodwill. Goodwill represents the cost of the acquisition in excess of the fair value of identifiable net assets acquired. The carrying amount of goodwill is reviewed for impairment when indicators of impairment are identified. If the review indicates that the intangible assets are not expected to be recoverable based on the undiscounted cash flows of the acquired assets over the remaining amortization periods, the carrying value of the intangible assets will be adjusted. The carrying amount of goodwill is reviewed for impairment on a quarterly basis.

REVENUE RECOGNITION

         Patient revenue consists of fees charged for the administration of medical services, including, but not limited, to therapy. Patient revenue is recognized when services are rendered. Contractual adjustments reflect the amount the Company does not expect to realize as a result of the various payouts from private insurance carriers. Governmental adjustments reflect the amount the Company does not expect to realize as a result of the payout from Medicare and the State of Florida.

INCOME TAXES

         Pacer accounts for income taxes in accordance with Statement of Financial Standard No. 109 ("SFAS 109") which requires recognition of deferred tax assets and liabilities for the differences between the financial reporting and tax bases of assets and liabilities. A valuation allowance reduces deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

RESULTS OF OPERATION

THREE AND NINE MONTHS ENDED AUGUST 31, 2003

         OVERVIEW

         Operating Loss was $223,034 for the three months ended August 31, 2003 and the nine months ended August 31, 2003. Our operating income from medical services segment was a result of our acquisition of AAA Medical Center, Inc.

         REVENUE

         Revenue includes reimbursement amounts billed to Medicare and private insurance companies. These amounts are shown at the gross amount billed reduced by governmental and contractual allowances. Net revenue was $125,318 for the three and nine months ended August 31, 2003.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses were $41,400 for the three months ended August 31, 2003 and the nine months ended August 31, 2003. This included compensation expense, employee benefits, and related overhead.

         DEPRECIATION AND AMORTIZATION

         Depreciation and amortization was $1,279 for the three months ended August 31, 2003 and the nine months ended August 31, 2003.

         OPERATING COSTS

         Operating costs was $105,673 for the three months ended August 31, 2003 and the nine months ended August 31, 2003. This reflects the contract labor and supplies necessary to administer medical services to the patients.

TWELVE MONTHS ENDED NOVEMBER 30, 2002 AS COMPARED TO TWELVE MONTHS ENDED NOVEMBER 30, 2001

         Revenues for the twelve months ended November 30, 2002 increased by $818,931 or 931.4%, to $917,429 from $98,498 for the twelve months ended November 30, 2001. This increase is mostly attributable to additional shares of stock issued for consulting services on the contracts we entered into.

         Direct cost of revenues increased by $926,731 from $23,492 for the twelve months ended November 30, 2001 to $950,223 for the twelve months ended November 30, 2002. This increase is mostly attributable to the issuance of stock for services and compensation.

         Selling, general and administrative expenses decreased by $1,112,001, to $428,671 for the twelve months ended November 30, 2002, from $1,540,672 for twelve months ended November 30 2001. This decrease is primarily due to reduction in personnel costs, overhead and increased efficiencies of operations.

         Depreciation and amortization decreased by $150,369 to $80,846 for the twelve months ended November 30, 2002, from $231,215 for the twelve months ended November 30, 2001.

         During the year ended November 30, 2002, we had no gain or loss on asset impairment.

         Realized loss on trading securities increased by $233,100 to $301,723 for the twelve months ended November 30, 2002 from $68,623 for the twelve months ended November 30, 2001. During fiscal 2002, we sold available-for-sale securities, which resulted in a loss of approximately $39,435. The remaining loss in fiscal 2002 is due to the temporary decline in market value of certain trading securities below their original cost.

         Interest expense decreased by $122,071, from $157,502 during the twelve months ended November 30, 2001 to $35,431 during the twelve months ended November 30, 2002.

LIQUIDITY AND CAPITAL RESOURCES

         We had cash and cash equivalents of $2,127 as of August 31, 2003. The major components of these changes are discussed below.

         Cash used in operating activities during the nine months ended August 31, 2003 was $28,681.

         Capital expenditures for the three months ended August 31, 2003 was $1,100. This consisted of computer hardware.

         On December 26, 2003, Pacer sold $500,000 convertible debentures to Cornell Capital Partners. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, Pacer has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. Pacer has the right to redeem the debentures upon fifteen days notice for 120% of the amount; provided, however, that for every $100,000 redeemed, the holder shall receive a warrant to purchase 10,000 shares of common stock exercisable on a cash basis and have an exercise price of 120% of the closing bid price of the common stock on the closing date.

         On December 26, 2003, Pacer entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under this agreement, Pacer may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10.0 million. Subject to certain conditions, Pacer will be entitled to commence drawing down on the Standby Equity Distribution Agreement when the common stock to be issued under the Standby Equity Distribution Agreement is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 97% of, or a 3% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $105,000, and $420,000 within any thirty (30) day calendar period, with no advance occurring within five trading days of a prior advance. Cornell Capital Partners received a convertible debenture in the amount of $390,000 convertible into shares of common stock at a conversion price equal to the lowest closing bid price during the 3 day trading period immediately preceding the conversion date, as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 5% of each advance. In addition, Pacer entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, Pacer paid to Newbridge Securities Corporation a one-time placement agent fee of 500,000 shares of common stock.

CAPITAL RESOURCES

         Pursuant to the Standby Equity Distribution Agreement, Pacer may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10.0 million. Subject to certain conditions, Pacer will be entitled to commence drawing down on the Standby Equity Distribution Agreement when the common stock to be issued under the Standby Equity Distribution Agreement is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 97% of, or a 3% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to a maximum advance amount of $105,000, and an aggregate maximum advance amount of $420,000 during any thirty day calendar period, with no advance occurring within five trading days of a prior advance. Cornell Capital Partners a convertible debenture in the amount of $390,000 convertible into shares of common stock at a conversion rate equal to the lowest closing bid price during the three trading days immediately preceding the conversion date, as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 5.0% of each advance. In addition, Pacer entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, Pacer paid to Newbridge Securities Corporation a one-time placement agent fee of 500,000 shares of common stock.

         We are attempting to register shares of common stock to be issued in connection with the Standby Equity Distribution Agreement and upon conversion of the debentures. We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Pursuant to our Articles of Incorporation, we are authorized to issue up to 930,000,000 shares of common stock, of which 510,207,228 are outstanding. At an assumed purchase price of $0.02 per share, we would be required to issue 500,000,000 shares of common stock in order to fully utilize the $10.0 million available. At such assumed price, we would be required to authorize and register additional shares of our common stock to fully utilize the amount available under the Standby Equity Distribution Agreement. We would have to receive the affirmative vote of a majority of our outstanding shares to approve any increase in authorized shares. Our inability to obtain such approval would prohibit us from increasing our authorized shares of common stock and from issuing any additional shares under the Standby Equity Distribution Agreement or to otherwise raise capital from the sale of capital stock.

PLAN OF OPERATIONS

         Our primary focus is to be a provider of eldercare services with an emphasis on Skilled Nursing Facilities ("SNF") and Assisted Living Facilities ("ALF"). We also operate a medical treatment center which service patients of all ages. Our strategic business plan contemplates the acquisition of SNFs, ALFs, medical treatment centers, rural hospitals and other health care facilities and subsequently consolidating and managing them under one central team. We believe that the need for such facilities will grow substantially over the next thirty years with the advanced aging of the baby boomers and their need for these facilities and services. We further believe that the industry is highly fragmented and there are many facilities currently available for acquisition which have a relatively low price-earnings ratio.

SUBMISSION OF MATTERS TO A VOTE OF STOCKHOLDERS

         On December 10, 2003, at a special shareholders' meeting, the shareholders of Pacer: (i) elected the current directors of Pacer; (ii) approved a change in the name of the Company from Infe, Inc. to Pacer Health Corporation; and (iii) approved an increase the number of shares of common stock of the Company authorized for issuance to 930,000,000 shares.

                             DESCRIPTION OF BUSINESS

GENERAL

         Infe, Inc., a Florida corporation, n/k/a Pacer Health Corporation, was formed on February 1, 1993 to acquire the assets and liabilities of various technology companies. Infe ceased operations and began marketing itself as a public shell in 2003.

         Pacer Health Corporation, n/k/a Pacer Health Services, a Florida corporation, was formed in January 2003, and through May 26, 2003 was in the development stage, had no revenue and all of its efforts were directed to developing a business strategy, raising capital and acquiring assisted living facilities and other senior care related businesses. On May 26, 2003, with the acquisition of AAA Medical Center, Pacer commenced its operations and emerged from the development stage.

         On June 26, 2003, Infe acquired all of the outstanding stock of Pacer in a reverse merger. Under the terms of the merger agreement, Infe issued 111,600,000 shares of common stock and 1 share of preferred stock which is convertible into 318,822,903 shares of common stock to acquire the stock of Pacer which in turn became a wholly owned subsidiary of Infe pursuant to a reverse merger. For accounting purposes, the reverse merger was treated as a recapitalization of Infe with Pacer as the acquiror.

         As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of Pacer have become the historical financial statements of the continuing entity. The historical financial statements of Infe are not presented.

BUSINESS

         Our primary focus is to be a provider of eldercare services with an emphasis on Skilled Nursing Facilities ("SNFs") and Assisted Living Facilities ("ALFs"). We also intend to operate medical treatment centers which service patients of all ages. Our strategic business plan contemplates the acquisition of SNFs, ALFs, medical treatment centers, rural hospitals and other health care facilities and subsequently consolidating and managing them under one central team. We believe that the need for such facilities will grow substantially over the next thirty years with the advanced aging of the baby boomers and their need for these facilities and services. We further believe that the industry is highly fragmented and there are many facilities currently available for acquisition which have a relatively low price-earnings ratio.

VARIOUS MEDICAL FACILITIES

         SKILLED NURSING FACILITIES (SNFS). SNFs provide skilled care to seniors who do not need intensive acute hospital care but need 24-hour nursing care. Nursing homes provide personal care, protection suspension, and several types of therapy to residents. SNFs usually have a mixture of residents with a variety of medical conditions and some facilities specialize in different types of care.

         ASSISTED LIVING FACILITIES (ALFS). ALFs are residential centers that provide a special combination of residential housing, personalized supportive services, and healthcare while maximizing resident independence. Unlike nursing homes, ALFs do not provide medically oriented services. Typically ALFs offer a variety of services including: 24-hour emergency assistance, recreational activities, assistance with monitoring medications, meals and a common dining area, assistance with the activities of daily living, housekeeping and laundry, and supervision for residents with mild physical or cognitive impairments.

         MEDICAL TREATMENT FACILITIES. Medical treatment centers provide complete, quality healthcare solutions. Pacer intends to acquire and operate centers which provide the following services: physical therapy, injury recovery, health maintenance and other treatments focused on physical health improvement.

         HOSPICE CARE CENTERS. Hospice is considered comprehensive care for the dying. Hospice facilities provide residents with the following services: control of pain through medication, medical services to care for the needs of the patient, specialty trained personnel to care for the dying and their families including providing psychosocial support, and an interdisciplinary approach to resident care and family support.

         Pacer, through an acquisition based business model, intends on acquiring and operating a variety of facilities in each of the categories listed above. A portfolio of senior care facilities of this type will allow our company to provide the most comprehensive care to seniors throughout their stages of development.

MARKET

         Currently, there are severe shortages of affordable assisted living for low-to-moderate income individuals and the need is expanding rapidly. Pacer strives to meet the needs of the growing senior citizen population nationwide, primarily serving low-to-moderate income individuals. Pacer intends to build a portfolio of assisted living facilities, medical treatment centers and nursing homes in selected geographic markets through an acquisition based business model.

         With innovations in health care technology, Americans are living longer. Today there are more than 25 million Americans over the age of 65. Nearly 7 million of those are in need of some assistance with the activities of daily living. By the year 2020 these numbers are expected to double. Additionally, of the 10.2 million households of people 75 or older, two-thirds have incomes below $25,000 -- too little to afford market rate living.

         Other significant National trends are as follows:

         - In 1900, 1 in 25 Americans were aged 65 or older (4% of the population).

         - In 1998, 1 in 8 Americans were 65 or older (12.5% of the population).

         - In 2050, it is predicted 1 in 5 Americans will be 65 or older (20% of the population).

         - 6.5 million people today age 65 and over need assistance with the activities of daily living. This number will double by the year 2020.

         - The population demographic aged 85 and older will increase 39.3% between 2000 and 2010. This is the largest growing segment of this demographic.

         - Census estimates of population projections of people aged 85 and over (individuals who will need assistance with the activities of daily living) range from 18.2 million to 31.1 million by the year 2050.

         - Of 10.2 million households containing people aged 75 or older, 2/3 have incomes below $25,000, a salary not substantial enough to afford market rate living.

         Additionally, after an increase in ALF construction, lack of financing options has led to a decrease in new ALF facilities in the marketplace. These facts and a hastily growing need for senior care create a seamless business operating environment for a company, such as Pacer, that provides medical centers, ALFs and nursing homes.

COMPETITION

         There are other alternatives to medical treatment centers, ALFs, and nursing homes, including: in-home supportive services including hospice and various home and community-based programs. These types of services are often favored by the target demographic over nursing home care and occupancy rates in senior care facilities vary depending on facility type, location, and services offered. Pacer's mission is to provide care from the time senior citizens begin to need assistance with the activities of daily living through the maturing process in the last stages of life. Pacer's intends to diversify its portfolio attempting to acquire low risk facilities (ALFs and hospice care) and high risk facilities (nursing homes). Pacer believes that if it is able to provide these different methods of care, in various company-owned facilities, then Pacer may be successful in mitigating its market risk.

ACQUISITIONS/EXISTING CONTRACTS

         On May 26, 2003, Pacer Health Services acquired AAA Medical Center, a medical treatment facility, for $800,000.

         On December 9, 2003, Pacer entered into letter of intent to purchase a 49-bed acute care facility in Cameron, Louisiana. The facility serves the residents of Cameron Parish, Louisiana, in addition to the area's several thousand oil and gas exploration personnel, and commercial and recreational fishermen. The facility is comprised of a 25-bed acute care campus in Creole, Louisiana, and a 24-bed geriatric behavioral health unit in Lake Charles, Louisiana. The execution of purchase agreements is contingent upon the successful completion of further due diligence.

FACILITIES

         Pacer leases corporate offices at $2,000 per month plus its share of the building operating expenses (real estate taxes, insurance and utilities). The leased premises house Pacer's administration and management.

                                   MANAGEMENT

         As of January 8, 2003, the directors and executive officers of Pacer, their age, positions in Pacer, the dates of their initial election or appointment as directors or executive officers, and the expiration of the terms are as follows:

Name of Director/
  Executive Officer     Age    Position                       Period Served (1)
  -----------------     ---    --------                       -----------------

Rainier Gonzalez        30     Chairman, CEO, President and   June 2003 to date
                                 Secretary
Eric Pantaleon, M.D.    41     Director                       July 2003 to date
Alfredo Jurado          31     Director                       July 2003 to date

         There are no family relationships between or among the directors, executive officers or any other person. None of Pacer's directors or executive officers is a director of any company that files reports with the SEC. None of Pacer's directors have been involved in legal proceedings.

         Pacer's directors are elected at the annual meeting of stockholders and hold office until their successors are elected. Pacer's officers are appointed by the Board of Directors and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.

         RAINIER GONZALEZ, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN. Mr. Gonzalez has been President, Chief Executive Officer, Secretary and Chairman of the Company since June 26, 2003. Mr. Gonzalez is also Chairman and Chief Executive Officer of Pacer Health Corporation, an owner-operator of assisted living and residential care facilities for the growing senior citizen population nationwide, and a wholly-owned subsidiary of the Company. Mr. Gonzalez has been a successful business owner for several years, and currently serves as a principal in two South Florida financial services firms, Gateway Mortgage Bankers and First USA Title Services, both of which he also helped found in 2002. From 2000 to 2002, Mr. Gonzalez served as vice president of business development, and principal, for Brick Mountain LLC, an Internet company that was sold to Jupiter Media (Nasdaq: JUPM). From 1999 to 2000, he was an associate in the Washington D.C. law firm of Sidley Austin Brown & Wood, where he worked in the securitization and structured finance department. Mr. Gonzalez earned his bachelor's degree in political science from Florida International University in 1995, and his law degree, magna cum laude, from the Indiana University School of Law in 1998. Prior to joining Sidley Austin Brown & Wood, he worked as a law clerk for Federal Judge Denny Chin of the Southern District of New York.

         ERIC PANTALEON, M.D., DIRECTOR. Dr. Pantaleon has been a director of the Company since July 2003. Dr. Pantaleon has been a pediatrician in private practice since 1994, and is an active member of the American Academy of Pediatrics. He is also a pediatric clinical instructor at the University of Miami - Jackson Memorial Medical Center, and serves as an assistant pediatric clinical instructor at Nova Southeastern University. From 1990 to 1993, he was a resident in training at the Jersey Shore Medical Center, where he served on the hospital's Medical Education Committee and was president of the Residents House Staff. Dr. Pantaleon completed both his pre-medical and doctoral education at the Universidad Nacional Pedro Henriquez Urena in Santo Domingo, Dominican Republic.

         ALFREDO JURADO, ESQ., DIRECTOR. Mr. Jurado has been a director of the Company since July 2003. Mr. Jurado is co-owner and general counsel of First USA Title Services, a Miami-based financial services firm, which he joined in 2002. From 1998 to 2002, Mr. Jurado worked for the Florida State Attorney's Office, where he served as a county court prosecutor, a county court supervisor and, most recently, a felony trial unit prosecutor in Florida's 17th Judicial Circuit. In 1997, he served as a certified legal intern in the 11th Judicial Circuit of the Florida State Attorney's Office, and in 1996, he served as a law clerk for the Honorable Judge Scott Silverman, also of the 11th Judicial Circuit. Mr. Jurado earned his bachelor's degree in criminal science from Florida International University in 1995, and his law degree, cum laude, from Nova Southeastern University, Shepard Broad Law Center, in 1998.

BOARD MEETINGS AND COMMITTEES

         During the fiscal year ended November 30, 2003, the Board of Directors of the Company met on at least one occasion. All the members of the Board attended the meetings.

         The Board does not currently have an Audit Committee to review the internal accounting procedures of the Company and to consult with and review the services provided by the Company's independent accountants. The Board does not currently have a Compensation Committee. There are no other committees of the Boards of Directors.

COMPENSATION OF DIRECTORS

         For his or her service on the Board of Directors, each director shall be compensated as follows: (i) seven hundred dollars ($700.00) for each meeting of the Board of Directors attended by such director for reimbursement of expenses; and (ii) twenty-five thousand dollars ($25,000.00), per annum, in the form of common stock, vested after a period of one year from the date of such director's appointment to the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require Pacer's officers and directors, and persons who beneficially own more than ten percent of a registered class of Pacer's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish Pacer with copies.

         Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, Pacer believes that, during the last fiscal year, the officers, directors and greater than ten-percent beneficial owners of Pacer timely complied with the Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

         The following table sets forth information with respect to the total compensation earned by, or paid to, Thomas M. Richfield, the Company's former President and Chief Executive Officer (the "Named Executive Officer") during 2002, 2001 and 2000. No other executive officer of the Company earned total salary and bonus in excess of $100,000 during any such fiscal years.

                                      Annual Compensation                    Long Term Compensation
                                -------------------------------------     ----------------------------
                                                                                            Securities
                                                         Other Annual      Restricted       Underlying
Name and Principal Position     Year       Salary        Compensation     Stock Awards       Options
---------------------------     ----       ------        ------------     ------------       -------
Thomas Richfield, Chairman,     2002       $200,000(1)        --           $108,144(2)       1,500,000
CEO and President               2001       $200,000(3)        --           $132,801(4)              --
                                2000       $200,000(5)        --           $385,881(6)              --

____________

(1) In lieu of payment of the base salary of $200,000, Mr. Richfield was issued 5,000,000 shares of common stock valued at $100,000, as reflected in the Long Term Compensation section of the compensation table, and the Company further accrued for $100,000 of unpaid salary as at November 30, 2002.
(2) Represents 5,000,000 shares of common stock (post-split) valued at $100,000 in lieu of salary and 232,672 shares of common stock valued at $8,144 in lieu of bonus.
(3) In lieu of payment of the base salary, Mr. Richfield was issued 2,000,000 shares of common stock valued at $100,000, as reflected in the Long Term Compensation section of the compensation table, and the Company further accrued for $100,000 of unpaid salary as at November 30, 2001.
(4) Represents 2,000,000 shares (pre-split) valued at $100,000 in lieu of salary and 411,451 shares (of which 295,756 were pre-split and 115,695 were post-split) valued at $32,801 in lieu of a bonus.
(5) In lieu of payment of the base salary, Mr. Richfield was issued 250,000 shares of common stock (pre-split) valued at $200,000, as reflected in the Long Term Compensation section of the compensation table.
(6) Represents 250,000 shares of common stock (pre-split) valued at $200,000 in lieu of salary and 495,136 shares (pre-split) valued at $185,881 in lieu of bonus.

Based on the information available to the Company's current management, the above executive compensation reflects the compensation paid to the Named Executive Officer who is a former executive officer of the Company.

AGGREGATED OPTIONS EXERCISES IN FISCAL 2002 AND YEAR-END OPTION VALUES

         There were no Option Exercises in the last fiscal year.

         The following table sets forth information for the Named Executive Officer named in the Summary Compensation Table with respect to the value of unexercised options to purchase common stock of the Company held as of November 30, 2002.

                                                        Number of Securities      Value of Unexercised
                          Shares                       Underlying Unexercised     Shares in the Money
                        Acquired On                    Options At 11/30/2002    Options At 11/30/2002(1)
                         Exercise     Value Realized   Exercised/Unexercised     Exercised/Unexercised
                         --------     --------------   ---------------------     ---------------------

Thomas M. Richfield         --              --         1,500,000 (Post-Split)                    --

_____________

(1) The fair market value of the Company's common stock at the close of business on November 30, 2002 was $0.04.

The above information relates to stock options granted to the Named Executive Officer who is a former executive officer of the Company and is based on the information available to current management.

STOCK OPTION PLAN

         On June 2, 2003, the Company filed a Form S-8 Registration Statement to register 8,000,000 shares underlying its 2003 Stock Plan. On February 21, 2003, the Company filed a Form S-8 Registration Statement to register 6,000,000 shares underlying its 2003 Stock Incentive Plan. On June 21, 2002, the Company filed a Form S-8 Registration Statement to register 1,000,000 shares underlying its 2002 Stock Incentive Plan. All shares registered under the stock plans have been issued.

Based on the information available to the Company's current management, the above information contains a description of the Company's stock option plans.

EMPLOYMENT AGREEMENTS

         Pacer currently has an employment agreement its Chief Executive Officer, Rainier Gonzalez. The Agreement commence on January 1, 2004 and provides for a base salary of $195,000 per annum.

                             DESCRIPTION OF PROPERTY

         Pacer leases corporate offices at 7759 N.W. 146th Street, Miami Lakes, Florida 33016. The lease provides for rental payments of $2,000 per month plus its share of building operating expenses (real estate taxes, insurance and utilities). The leased premises houses Pacer's administrative and management personnel.

                                LEGAL PROCEEDINGS

         In an action filed in a Florida state court in February 2002 and prior to the current management team, Infe was accused of failing to pay certain legal fees. Infe denies owing the amount in question and has engaged counsel to defend its position. As of January 2004, the plaintiff's motion for a judgment in this matter has been reopened by the court. Although the parties have recently been in discussions concerning the settlement of this dispute, the ultimate resolution of this matter cannot be determined with certainty. However, an unfavorable resolution could have a material adverse effect on our business, financial condition, results of operations, cash flows, and prospects.

         In an action filed in a Florida state court and prior to the current management team, Infe was accused of failing to pay upon a promissory note issued to its former auditing firm. Upon a summons issued to Infe for a trial dated June 3, 2003, the former President of Infe failed to appear in court to represent Infe. As a result of the failure to appear, Infe received an adverse default judgment. The former auditing firm has begun collection proceedings against Infe. The ultimate resolution of the matter cannot be determined with certainty. However, an unfavorable resolution could have a material adverse effect on our business, financial condition, results of operations, cash flows, and prospects.

         In an action filed in a Virginia state court and prior to the current management team, Infe was accused of failing to pay upon a promissory note issued to its former auditing firm. Upon a summons issued to Infe, the former President of Infe signed a Confession of Judgment evidencing the amount owed to the former auditing firm. As a result of the Confession of Judgment, Infe received an adverse judgment. The former auditing firm has begun collection proceedings against Infe. The ultimate resolution of the matter cannot be determined with certainty. However, an unfavorable resolution could have a material adverse effect on our business, financial condition, results of operations, cash flows, and prospects.

         In an action filed in New Jersey, an individual alleged that Infe failed to pay him for consulting services rendered and that Infe owed him $1,495,867. On December 22, 2003, Infe and the consultant entered into a settlement agreement, resolving the dispute for $14,000.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information with respect of the beneficial ownership as of January 8, 2004 for each officer and director of Pacer and for each person who is known to Pacer to be the beneficial owner of more than 5% of Pacer's common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                                                     Amount and Nature
                                           Name and                                    of Beneficial       Percentage of
Title of Class                               Address of Beneficial Owner                 Ownership            Class(1)
--------------                             -----------------------------                 ---------            --------
Common                                     Rainier Gonzalez                            430,422,903            84.36%
                                           7759 N.W. 146th Street
                                           Miami Lakes, FL 33016
Common                                     Eric Pantaleon                                    0                   *
                                           7759 N.W. 146th Street
                                           Miami Lakes, FL 33016
Common                                     Alfredo Jurado                                 214,000                *
                                           7759 N.W. 146th Street
                                           Miami Lakes, FL 33016
Common                                     Cornell Capital Partners, LP(2)              44,500,000             8.02%
                                           101 Hudson Street -Suite 3606
                                           Jersey City, NJ 07302
ALL OFFICERS AND DIRECTORS
  AS A GROUP (6) PERSONS                                                               430,636,903            84.40%

_______________

*        Less than 1%.

(1) Applicable percentage of ownership is based on 510,207,228 shares of common stock outstanding as of January 8, 2003 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of January 8, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) All investment decisions of Cornell Capital, LP are made by its general partner Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC, makes the investment decisions of Yorkville Advisors, LLC. As such, Mark Angelo may be deemed the beneficial owner of the shares of common stock owned by Cornell Capital, LP, since he has the power to direct the voting and disposition of such shares. Mr. Angelo, however, specifically disclaims beneficial ownership of all shares held by Cornell Capital, LP.

                  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

         As described below, Thomas M. Richfield, our past president and chief executive officer, has been compensated for services through the issuance of our common stock:

         During the six month period ended May 31, 2003, Mr. Richfield was issued 116,336 shares of restricted common stock valued at $16,380 as a bonus for such period.

         During the year ended November 30, 2002, Mr. Richfield earned 5,000,000 (post split) shares of restricted common stock valued at $100,000.00.

         During the year ended November 30, 2001, Mr. Richfield earned 411,451 shares (of which, 295,756 were pre-split and 115,695 were post-split) of restricted common stock as a bonus for the year. These shares were valued at $32,801.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         Pacer's common stock currently trades on the Over-The-Counter Bulletin Board ("OTC:BB") under the trading symbol "Infe".

         The following table sets forth the average high and low bid prices for the common stock for each calendar quarter since January 1, 2001, as reported by the National Quotation Bureau, and represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

                                                         Bid Prices
                                                    --------------------
                                                    High             Low
                                                    ----             ---

         2001
         First Quarter                              .240             .060
         Second Quarter                             .095             .026
         Third Quarter (thru Aug. 17)               .065             .036
         Third Quarter (after Aug. 20 and
                        1 for 4 reverse split)      .180             .070
         Fourth Quarter                             .380             .040

         2002
         First Quarter                              .540             .076
         Second Quarter                             .100             .060
         Third Quarter (thru July 31)               .080             .031
         Third Quarter (after July 31 and a
                        2 for 1 split)              .060             .031
         Fourth Quarter                             .060             .020

         2003
         First Quarter                              .028             .010
         Second Quarter                             .060             .005
         Third Quarter                              .087             .025
         Fourth Quarter                             .050             .016


         Pacer presently is authorized to issue 930,000,000 shares of Common Stock with $ 0.0001 par value. As of January 8, 2004, there were 510,207,228 shares of common stock issued and outstanding.

         Pacer is authorized to issue 20,000,000 shares of $0.0001 par value preferred stock, none of which is outstanding. One share of preferred stock was previously designated as Series A Convertible Preferred, which share was previously issued and since converted into shares of common stock. All of the other preferred stock is undesignated and may not be designated or issued by the Board of Directors absent prior stockholder approval.

DIVIDENDS

         Pacer has not declared or paid cash dividends on its Common Stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors and will depend upon, among other factors, on Pacer's operations, its capital requirements, and its overall financial condition.

SALES OF UNREGISTERED SECURITIES

------------------------------ ---------------------------- ----------------------- -----------------------------
Restricted Issuance Amount     Date Issuance Requested      Issued To               Notes
------------------------------ ---------------------------- ----------------------- -----------------------------
833,334                        10/29/03                     Eric Pantaleon,         Strike price- $0.03
                                                            Director                Board Compensation
                                                                                    $25,000.00 per annum
------------------------------ ---------------------------- ----------------------- -----------------------------
833,334                        10/29/03                     Alfredo Jurado,         Strike price- $0.03
                                                            Director                Board Compensation
                                                                                    $25,000.00 per annum
------------------------------ ---------------------------- ----------------------- -----------------------------
1,000,000                      10/30/03                     Tina Vidal              Consideration of Services
------------------------------ ---------------------------- ----------------------- -----------------------------
26,666,700                     10/30/03                     Andres Mendes           Strike price- $0.03
                                                                                    Payment for Promissory note
                                                                                    in amount of $800,000.00
------------------------------ ---------------------------- ----------------------- -----------------------------
50,000                         12/2/03                      Jose Burgos             Loan in amount of $12,500.00
------------------------------ ---------------------------- ----------------------- -----------------------------
50,000                         12/2/03                      Aimee Burgos            Loan in amount of$12,500.00
------------------------------ ---------------------------- ----------------------- -----------------------------
300,000                        12/23/03                     Caridad Gomez           Purchase- $5,000.00
------------------------------ ---------------------------- ----------------------- -----------------------------
700,000                        12/23/03                     Carlos Loro             Purchase- $5,000.00
------------------------------ ---------------------------- ----------------------- -----------------------------
2,000,000                      1/7/04                       John Scafidi            Settlement and Release
------------------------------ ---------------------------- ----------------------- -----------------------------
476,190                        1/7/04                       Newbridge Securities    Compensation shares under
                                                            Corporation             terms of Equity Line of
                                                                                    Credit Agreement and
                                                                                    Corresponding Placement
                                                                                    Agent Agreement
------------------------------ ---------------------------- ----------------------- -----------------------------
318,822,03                     1/8/04                       Ray Gonzalez            Conversion of one preferred
                                                                                    share
------------------------------ ---------------------------- ----------------------- -----------------------------

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Pacer so as to make an informed investment decision. More specifically, Pacer had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Pacer' securities.

                            DESCRIPTION OF SECURITIES

GENERAL

         Pacer's authorized capital consists of 930,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock. At January 8, 2004, there were 510,207,228 outstanding shares of common stock and no outstanding shares of preferred stock. Set forth below is a description of certain provisions relating to Pacer's capital stock.

COMMON STOCK

         Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Subject to the declaration and payment of dividends upon any preferred stock at the time outstanding, to the extent of any preference to which that preferred stock is entitled and after the provision for any sinking or purchase fund or funds for any series of any preferred stock has been complied with, the board of directors may declared and pay dividends on the common stock, payable in cash or other consideration, out of the funds legally available therefore. It is Pacer's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

         Pacer is authorized to issue 20,000,000 shares of preferred stock, none of which is outstanding. The available preferred stock is undesignated. The Board of Directors does not have the right to set forth the rights, designations, preferences or other terms of the preferred stock. Such rights and preferences must be authorized by the stockholders in accordance with Florida law.

CONVERTIBLE DEBENTURES

         Pacer has outstanding convertible debentures, which were issued in the original principal amount of $500,000. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, Pacer has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. Pacer has the right to redeem the debentures upon fifteen days notice for 120% of the amount; provided, however, that for every $100,000 redeemed, the holder shall receive a warrant to purchase 10,000 shares of common stock exercisable on a cash basis and have an exercise price of 120% of the closing bid price of the common stock on the closing date.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is Computershare Transfer Company, Inc., 68 South Main Street, Suite 708, Salt Lake City, UT 84101, Telephone (801) 531-7558.

LIMITATION OF LIABILITY:  INDEMNIFICATION

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Pacer from and against certain claims arising from or related to future acts or omissions as a director or officer of Pacer. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Pacer pursuant to the foregoing, or otherwise, Pacer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

AUTHORIZED AND UNISSUED STOCK

         The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Pacer that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Pacer's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

         The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company's management.

                                     EXPERTS

         The consolidated financial statements for the years ended November 30, 2002 and November 30, 2001 included herein, and incorporated by reference in the Registration Statement, have been audited by Bagell, Josephs & Company, L.L.C., independent certified public accountants, as stated in their report appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         With respect to the condensed consolidated financial information for the periods ended August 31, 2003 and 2002, the independent certified public accountants have not audited this information and do not express an opinion or any other form of assurance on the financial information.

                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                           INFE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED AUGUST 31, 2003 AND 2002


                                                                         Page



CONSOLIDATED FINANCIAL STATEMENTS

  Condensed Consolidated Balance Sheets                                  F-2

  Condensed Consolidated Statements of Operations - Nine Months          F-3

  Condensed Consolidated Statements of Operations - Three Months         F-4

  Condensed Consolidated Statements of Cash Flows                        F-5

  Notes to Financial Statements                                          F-6


                          INFE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           NOVEMBER 30, 2002 AND 2001


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'                      F-12

CONSOLIDATED FINANCIAL STATEMENTS

  Balance Sheets                                                         F-13

  Statements of Operations                                               F-14

  Statements of Stockholders' Equity (Deficit)                           F-15

  Statements of Cash Flows                                               F-16

  Notes to Financial Statements                                          F-17

                           INFE, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              August 31,         November 30,
ASSETS                                                           2003                2002
                                                              ----------         ------------
                                                                                 (Unaudited)

Current Assets:
  Cash                                                       $     2,127         $         --
  Accounts receivable - net                                       83,519         $         --
                                                             -----------         ------------
         Total current assets                                     85,646         $         --

Property and Equipment
(Net of Accumulated Depreciation of $11,086)                      15,600         $         --

Goodwill                                                         526,700         $         --

Other Assets                                                      12,209         $         --
                                                             -----------         ------------
                                                             $   640,155         $         --
                                                             ===========         ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
  Accounts payable and accrued expenses                      $   792,693         $         --
  Note payable - clinic                                          800,000         $         --
  Payroll taxes payable                                          290,292         $         --
  Previously stated payable
     due to former executives                                    283,158         $         --
  Notes payable                                                  186,500         $         --
                                                             -----------         ------------
         Total current liabilities                             2,352,643         $         --

Related Party Note Payable                                   $    25,950                   --

STOCKHOLDERS' EQUITY (DEFICIENCY):
  Preferred stock, $.0001 par value,
    20,000,000 authorized and 1 and 0 shares
    issued and outstanding                                            --                   --
  Common stock, $.0001 par value,
    200,000,000 shares authorized, 158,474,767
    and 0 shares issued and outstanding                           15,848                   --
  Stock issued and held
    as collateral by note holder                                (135,000)                  --
  Additional paid-in-capital                                          --
  Retained Deficit                                            (1,619,286)                  --
                                                             -----------         ------------
                                                              (1,738,438)                  --
                                                             -----------         ------------
                                                             $   640,155         $         --
                                                             ===========         ============

            See notes to condensed consolidated financial statements.

                           INFE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   NINE MONTHS ENDED AUGUST 31, 2003 AND 2002

                                   (Unaudited)

                                                              2003             2002
                                                         ------------      ------------
PATIENT REVENUE                                          $    295,989      $         --
CONTRACTUAL ALLOWANCE                                        (170,671)               --
                                                         ------------      ------------
  NET REVENUE                                                 125,318                --

OTHER REVENUE                                                      --                --

COSTS AND EXPENSES:
  Medical clinic                                              105,673                --
  Selling, general and administrative                          41,400                --
  Depreciation and amortization                                 1,279                --
                                                         ------------      ------------
                                                              148,352                --
                                                         ------------      ------------
(Loss) from operations                                       (23,034)               --
                                                         ------------      ------------
OTHER INCOME (EXPENSE):
  Impairment of goodwill                                     (200,000)               --
                                                         ------------      ------------
LOSS BEFORE INCOME TAXES                                     (223,034)               --

INCOME TAX EXPENSE                                                 --                --
                                                         ------------      ------------
NET LOSS                                                 $   (223,034)     $         --
                                                         ============      ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED            $     (0.003)     $         --
                                                         ============      ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING -BASIC AND DILUTED                           76,102,750                --
                                                         ============      ============


            See notes to condensed consolidated financial statements.

                           INFE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED AUGUST 31, 2003 AND 2002

                                   (Unaudited)

                                                              2003             2002
                                                         ------------      ------------
PATIENT REVENUE                                          $    295,989      $         --
CONTRACTUAL ALLOWANCE                                        (170,671)               --
                                                         ------------      ------------
  NET REVENUE                                                 125,318                --

OTHER REVENUE                                                      --                --

COSTS AND EXPENSES:
  Medical clinic                                              105,673                --
  Selling, general and administrative                          41,400                --
  Depreciation and amortization                                 1,279                --
                                                         ------------      ------------
                                                              148,352                --
                                                         ------------      ------------
(Loss) from operations                                       (23,034)               --
                                                         ------------      ------------
OTHER INCOME (EXPENSE):
  Impairment of goodwill                                     (200,000)               --
                                                         ------------      ------------
LOSS BEFORE INCOME TAXES                                     (223,034)               --

INCOME TAX EXPENSE                                                 --                --
                                                         ------------      ------------
NET LOSS                                                 $   (223,034)     $         --
                                                         ============      ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED            $     (0.003)     $         --
                                                         ============      ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING -BASIC AND DILUTED                           76,102,750                --
                                                         ============      ============


            See notes to condensed consolidated financial statements.

                           INFE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                   NINE MONTHS ENDED AUGUST 31, 2003 AND 2002
                                   (Unaudited)

                                                                2003                     2002
                                                                ----                     ----
Cash Flows from Operating Activities:
  Net loss                                                      $  (223,034)      $        --
  Adjustments to reconcile net loss to net cash
     (used in) operating activities:
        Depreciation and amortization                                 1,279                --
        Impairment of goodwill                                      200,000                --
        Changes in operating assets and liabilities:
          Increase in other assets                                  (11,377)               --
          Increase in accounts receivable                           (31,337)               --
          Increase in accounts payable,
             accrued expenses and payroll
             taxes payable                                           35,788                --
                                                                -----------       -----------
              Net cash (used in)
                  operating activities                              (28,681)               --
                                                                -----------              ----
Cash Flows from Financing Activities:
       Proceeds from loans from related parties                      25,950                --
                                                                -----------       -----------
              Net cash provided by
                  financing activities                               25,950                --
                                                                -----------       -----------

Net (Decrease) in Cash                                               (2,731)               --
Cash, Beginning                                                          --                --
                                                                -----------       -----------
Cash, Ending                                                    $    (2,731)      $        --
                                                                ===========       ===========

SUPPLEMENTAL DISCLOSURES:
  Non-cash investing and financing activities:

         Impairment of goodwill                                 $   200,000       $        --
                                                                ===========       ===========

Acquisition of AAA Medical Center
         Note Payable                                           $   800,000       $        --
         Cash                                                        (4,858)               --
         Accounts Receivable                                        (52,182)               --
         Goodwill                                                  (726,700)               --
         Office Equipment, net                                      (16,879)               --
         Deposits                                                      (832)               --
         Liabilities                                                  1,451                --
                                                                -----------       -----------
                                                                $        --       $        --
                                                                ===========       ===========

Recapitalization of Pacer Health

         Accounts payable and accrued expenses                  $   755,454       $        --
         Payroll taxes payable                                      290,292                --
         Previously stated payables
            due to former officers                                  283,158                --
         Notes payable                                              186,500                --
         Collateral of stock held by note holder                   (135,000)               --
         Common stock                                                15,848                --
                                                                -----------       -----------
         Retained earnings                                      $ 1,396,252       $        --
                                                                ===========       ===========

            See notes to condensed consolidated financial statements.

NOTE 1. THE COMPANY

Nature of operations
--------------------

Pacer Health Corporation ("Pacer" or the "Company") is the result of a businesscombination (see "Reverse acquisition" below) on June 26, 2003, of Pacer HealthCorporation, a privately held medical services company, and INFe, Inc. ("INFe"),a public shell company.

The Company's primary focus is to provide eldercare services with an emphasis onSkilled Nursing Facilities and Assisted Living Facilities ("ALF"). The Companyalso operates a medical treatment center which services patients of all ages.

INFe was formed on February 1, 1993 to acquire the assets and liabilities of various technology companies. INFe ceased operations and began marketing itselfas a public shell in 2003.

Pacer was formed in January 2003, and through May 26, 2003 was in the development stage, had no revenue and all of its efforts were directed to developing a business strategy, raising capital and acquiring assisted living facilities and other senior care related businesses. On May 26, 2003, Pacer commenced its operations upon the completion of its acquisition of AAA Medical Center, Inc. ("AAA") and as a result, emerged from the development stage. The merger was accounted for under the purchase method of accounting.

Reverse acquisition
-------------------

Pursuant to the terms of the Merger Agreement (the "Merger Agreement"), by and between Pacer and INFe on June 26, 2003, INFe acquired all of the outstanding stock of Pacer. Under the terms of the Merger Agreement, INFe issued 111,600,000 shares of common stock and 1 share of preferred stock which is convertible into 318,822,903 shares of common stock to acquire the stock of Pacer which in turn became a wholly owned subsidiary of INFe. For accounting purposes, however, the acquisition has been treated as the recapitalization of Pacer, with Pacer deemed, the acquiror of INFe in a reverse acquisition. Therefore, the historical equity of the company has been adjusted to reflect the conversion of Pacer common stock to that of INFe.

NOTE 2. BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements of the Company have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The information in this report should be read in conjunction with INFe's audited consolidated financial statements and notes thereto included in INFe's Annual Report on Form 10-KSB, as amended, for the fiscal year ended November 30, 2002.

The unaudited condensed consolidated financial statements included herein reflect all material adjustments (consisting only of normal, recurring adjustments) which are, in the opinion of the Company's management, necessary for a fair presentation of the information for the periods presented. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates contained in these condensed consolidated financial statements include management's estimates of allowance for uncollectable accounts receivable, contractual allowances and governmental allowances. Actual results could differ from those estimates. Interim results of operations for the three and nine months ended August 31, 2003 are not necessarily indicative of operating results for the full fiscal year or for any future periods.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents
-------------------------

Pacer considers cash and cash equivalents to include currency on hand, demand deposits, and all highly liquid investments with a maturity of three months or less at the date of purchase.

Property and Equipment
----------------------

Property and equipment are recorded at the acquisition cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. Pacer measures an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows.

Intangible Assets
-----------------

Intangible assets relate primarily to the acquisition of AAA and are comprised primarily of goodwill. Goodwill represents the cost of the acquisition in excess of the fair value of identifiable net assets acquired. The carrying amount of goodwill is reviewed for impairment when indicators of impairment are identified. If the review indicates that the intangible assets are not expected to be recoverable based on the undiscounted cash flows of the acquired assets over the remaining amortization periods, the carrying value of the intangible assets will be adjusted. The carrying amount of goodwill is reviewed for impairment on a quarterly basis.

Revenue Recognition
-------------------

Patient revenue consists of fees charged for the administration of medical services, including, but not limited, to therapy. Patient revenue is recognized when services are rendered. Contractual adjustments reflect the amount the Company does not expect to realize as a result of the various payouts from private insurance carriers. Governmental adjustments reflect the amount the Company does not expect to realize as a result of the payout from Medicare and the State of Florida.

Income Taxes
------------

Pacer accounts for income taxes in accordance with Statement of Financial Standard No. 109 ("SFAS 109") which requires recognition of deferred tax assets and liabilities for the differences between the financial reporting and tax bases of assets and liabilities. A valuation allowance reduces deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NOTE 4. ACQUISITIONS

On May 26, 2003, Pacer acquired AAA, a medical treatment center, for $800,000 consisting of an installment note payable of $800,000 due September 26, 2003. We have obtained an extension for payment of the installment note until October 31, 2003.

On June 26, 2003, INFe completed its reverse merger with Pacer. Under the terms of the Merger Agreement, INFe issued 111,600,000 shares of common stock and 1 share of preferred stock which is convertible into 318,822,903 shares of common stock to acquire the stock of Pacer which in turn became a wholly owned subsidiary of INFe pursuant to a reverse merger. Pacer was formed in January 2003, and through May 26, 2003 was in the development stage, had no revenue and all of its efforts were directed to developing a business strategy, raising capital and acquiring assisted living facilities and other senior care related businesses. On May 26, 2003, Pacer commenced its operations upon the completion of its acquisition of AAA and as a result, emerged from the development stage. The merger was accounted for under the purchase method of accounting.

NOTE 5. GOING CONCERN CONSIDERATIONS

The accompanying condensed consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assume the continuity of the Company as a going concern. The Company has incurred net losses for the three and nine months ended August 31, 2003 and has an accumulated deficit as of August 31, 2003 of approximately $1,619,286. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern.

NOTE 6. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

                                                   August 31, 2003
                                                   ---------------

Furniture, fixtures and equipment                     $  7,500
Computer hardware and software                           3,200
Medical Equipment                                        6,179
                                                      --------
                                                        16,879
Less:  Accumulated depreciation and amortization        (1,279)
                                                      --------

Property and equipment, Net                           $ 15,600
                                                      ========

NOTE 7. PAYROLL TAXES PAYABLE

Payroll taxes payable represents the unpaid balance of Federal withholding and social security taxes primarily for the third and fourth quarters of 2000 and the first and second quarters of 2001, principally related to the non-cash compensation paid to certain employees, that have been withheld and accrued by INFe, together with penalties and interest that were imposed by the Internal Revenue Service as a result of non-remittance of these taxes. No subsequent payments have been made on these payroll taxes to the date of this report.

NOTE 8. RELATED PARTY TRANSACTIONS

Prior to INFe's merger with Pacer, the former President and other former employees had purported to advance funds to INFe. These amounts, if any, were not advanced in the ordinary course of business. The Company has classified these purported payables as long-term liabilities. INFe is reviewing these in an attempt to determine if they are valid.

NOTE 9. NOTES PAYABLE

During the year ended November 30, 2001, INFe purportedly borrowed $50,000 from a third party, in two separate notes, both bearing interest at 12%. INFe is in default of both notes. The Company is reviewing these notes to determine their validity.

INFe signed a formal note in the amount of $55,000 evidencing the amount due its former auditing firm. This note was due on June 15, 2002 with interest payable at 8% and is currently in default. The former auditing firm initiated a lawsuit against INFe and received a default judgment against INFe on June 3, 2003. The former auditing firm has begun collection proceedings against INFe.

INFe signed a confession of judgment in the amount of approximately $24,000 evidencing the amount due its former auditing firm. The former auditing firm initiated a lawsuit against INFe and received an adverse judgment against INFe on August 2, 2001 as a result of the confession of judgement.

In April 2002, INFe entered into a loan agreement and received $77,500 (of which $2,500 was paid directly to the lender's attorney) with interest at 12%. Concurrent therewith, INFe issued 3,000,000 shares to the holder of the note as collateral. The note with interest was due and payable on April 25, 2003. The Company is currently negotiating with the lender in order to attempt to settle the outstanding liability.

INFe purportedly entered into a promissory note with a former officer in the amount of $4,000 in December 2002. The note, if any, was not made in the ordinary course of business. The Company is currently evaluating the validity of this.

NOTE 10. COMMON STOCK

During the nine months ended August 31, 2003, the Company issued the following common stock:

COMMON STOCK ISSUED FOR SERVICES

Prior to its reverse merger with Pacer, INFe issued 8,000,000 shares of common stock valued at of $160,000.

COMMON STOCK ISSUED IN CONNECTION WITH MERGER

During the nine months ended August 31, 2003, INFe issued 111,600,000 shares of common stock and 1 share of preferred stock which is convertible into 318,822,903 shares of common stock to acquire the stock of Pacer which in turn became a wholly owned subsidiary of INFe pursuant to a reverse merger transaction. For accounting purposes, the acquisition has been treated as a recapitalization of Pacer with Pacer as the acquiror.

NOTE 11. NET LOSS PER COMMON SHARE

The following table sets forth the computation of basic and diluted net loss per common share for the nine months ended August 31, 2003.

                                              Nine Months
                                                 Ended
                                            August 31, 2003
                                            ---------------

Numerator for basic and
diluted loss per share
- net loss                                   $   (223,034)
                                             ------------

Denominator for basic and
diluted loss per share
- Weighted average shares                      76,102,750
                                             ------------
Basic and diluted net
loss per common share                        $     (0.003)
                                             ------------

The Company's potentially issuable shares of common stock pursuant to outstanding stock options are excluded from the diluted computation as the effect would be anti-dilutive.

NOTE 12. SEGMENT INFORMATION

The company currently operates only one medical services center. Accordingly, the Company believes that segment information is immaterial.

NOTE 13. COMMITMENTS AND CONTINGENCIES

In an action filed in a Florida state court in February 2002, INFe was accused of failing to pay certain legal fees. INFe denies owing the amount in question and has engaged counsel to defend its position. As of June 2003, the plaintiff's motion for a judgment in this matter has been reopened by the court. The ultimate resolution of this matter cannot be determined with certainty. However, an unfavorable resolution could have a material adverse effect on our business, financial condition, results of operations, cash flows, and prospects.

In an action filed in a Florida state court, INFe was accused of failing to pay upon a promissory note issued to its former auditing firm. Upon a summons issued to INFe for a trial dated June 3, 2003, the former President of INFe failed to appear in court to represent INFe. As a result of the failure to appear, INFe received an adverse default judgment. The former auditing firm has begun collection proceedings against INFe. The ultimate resolution of the matter cannot be determined with certainty. However, an unfavorable resolution could have a material adverse effect on our business, financial condition, results of operations, cash flows, and prospects.

In an action filed in a Virginia state court, INFe was accused of failing to pay upon a promissory note issued to its former auditing firm. Upon a summons issued to INFe, the former President of INFe signed a Confession of Judgment evidencing the amount owed to the former auditing firm. As a result of the Confession of Judgment, INFe received an adverse judgment. The former auditing firm has begun collection proceedings against INFe. The ultimate resolution of the matter cannot be determined with certainty. However, an unfavorable resolution could have a material adverse effect on our business, financial condition, results of operations, cash flows, and prospects.

                          INFE, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           NOVEMBER 30, 2002 AND 2001

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'

To the Stockholders of
INFe, Inc. and Subsidiaries
Falls Church, Virginia

         We have audited the accompanying consolidated balance sheets of INFe, Inc. and Subsidiaries (the "Company") as of November 30, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         The accompanying consolidated financial statements for November 30, 2002 and 2001 have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has raised certain issues that lead to substantial doubt about its ability to continue as a going concern. The Company has incurred substantial net losses in fiscal years ended 2002 and 2001 and its current liabilities exceed its current assets by $1,070,645 and $986,919 for the years ended 2002 and 2001, respectively. Management's plans in regards to these matters are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of INFe, Inc. and Subsidiaries as of November 30, 2002 and 2001, and the consolidated results of its operations, changes in stockholders' equity (deficit), and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ BAGELL, JOSEPHS & COMPANY, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Gibbsboro, New Jersey

March 27, 2003

                           INFE, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           NOVEMBER 30, 2002 AND 2001

                                                                                           2002             2001
                                                                                       -----------      -----------
ASSETS

Current Assets:
  Cash                                                                                 $       465      $    22,294
  Investments - trading securities                                                         213,981           91,715
                                                                                       -----------      -----------
    Total current assets                                                                   214,446          114,009

Available For Sale Securities                                                                  200            9,911
                                                                                       -----------      -----------
    Total current assets and available for sale securities                                 214,646          123,920

Property and Equipment, net                                                                 24,951           78,790

Intangible Assets, net                                                                      25,160           52,168

Other Assets                                                                                29,792           22,792
                                                                                       -----------      -----------
    TOTAL ASSETS                                                                       $   294,549      $   277,670
                                                                                       ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Accounts payable and accrued expenses                                                $   705,630      $   695,709
  Payroll taxes payable                                                                    290,292          255,292
  Due to related parties                                                                   106,839          109,838
  Notes payable                                                                            182,500           50,000
                                                                                       -----------      -----------
    Total current liabilities                                                            1,285,261        1,110,839
                                                                                       -----------      -----------
Subordinated Note Payable                                                                  119,890          119,890
                                                                                       -----------      -----------
    TOTAL LIABILITIES                                                                    1,405,151        1,230,729
                                                                                       -----------      -----------
STOCKHOLDERS' EQUITY (DEFICIT):
    Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none
      issued standing                                                                           --               --
    Common stock, $0.0001 par value, 200,000,000 shares authorized;
      32,937,730 shares at November 30, 2002
      and 6,800,082 shares at November 30, 2001 issued and outstanding                       3,294              680
    Additional paid-in-capital                                                           7,261,004        6,357,550
    Deficit                                                                             (8,239,900)      (7,311,289)
    Stock issued and held as collateral by note holder                                    (135,000)              --
                                                                                       -----------      -----------
      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                              (1,110,602)        (953,059)
                                                                                       -----------      -----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                             $   294,549      $   277,670
                                                                                       ===========      ===========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                           INFE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED NOVEMBER 30, 2002 AND 2001

                                                                                          2002              2001
                                                                                     ------------      ------------
REVENUE                                                                              $    917,429      $     98,498
                                                                                     ------------      ------------

COSTS AND EXPENSES:
  Direct costs of revenue                                                                 950,223            23,492
  Selling, general and administrative                                                     428,671         1,540,672
  Loss on asset impairment                                                                     --           332,111
  Depreciation and amortization                                                            80,846           231,215
                                                                                     ------------      ------------
                                                                                        1,459,740         2,127,490
                                                                                     ------------      ------------
  Loss from operations                                                                   (542,311)       (2,028,992)
                                                                                     ------------      ------------
OTHER INCOME (EXPENSE):
  Interest income                                                                              --               109
  Interest expense                                                                        (35,431)         (157,502)
  Loss on disposal of assets                                                                   --            (5,895)
  Realized loss on investments                                                            (39,435)         (145,594)
  Other than temporary decline in market value of available-for-sale securities           (9,711)         (903,719)
  Unrealized loss on trading securities investments                                      (301,723)          (68,623)
                                                                                     ------------      ------------
                                                                                         (386,300)       (1,281,224)
                                                                                     ------------      ------------
LOSS BEFORE INCOME TAXES                                                                 (928,611)       (3,310,216)

INCOME TAX (EXPENSE) BENEFIT                                                                   --          (592,959)
                                                                                     ------------      ------------
NET LOSS                                                                             $   (928,611)     $ (3,903,175)
                                                                                     ============      ============
NET LOSS PER COMMON SHARE - BASIC AND DILUTED                                        $      (0.04)     $      (0.61)
                                                                                     ============      ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING -BASIC AND DILUTED                22,461,974         6,363,046
                                                                                     ============      ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                           INFE, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                     YEARS ENDED NOVEMBER 30, 2002 AND 2001


                                                                                Stock
                                                                                Issued
                             Common Stock          Additional                  and Held
                       ------------------------     Paid-In                       as      Comprehensive    Deferred
                         Shares        Amount       Capital       Deficit     Collateral      Income        Charges        Total
                       -----------  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance, November 30,
  2000                  16,201,714  $     1,620   $ 5,743,638   $(3,408,114)  $        --   $ 1,009,633   $  (382,049)  $ 2,964,728

Year Ended
  November 30, 2001:

Issuance of common
  stock in lieu of
  cash for
  compensation and
  services               6,198,614          620       372,354            --            --            --            --       372,974

Repayment of
  subordinated note
  payable through
  issuance of common
  stock                  4,800,000          480       239,518            --            --            --            --       239,998

Unrealized loss on
  available-
  for-sales
  securities net of
  income tax benefit
  of $592,959                   --           --            --            --            --    (1,009,633)           --    (1,009,633)

Amortization of
  deferred
  compensation                  --           --            --            --            --            --       137,049       137,049

Write-off of deferred
  compensation                  --           --            --            --            --            --       245,000       245,000

Net loss                        --           --            --    (3,903,175)           --            --            --    (3,903,175)
                       -----------  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance before 1 for
  4 reverse split       27,200,328        2,720     6,355,510    (7,311,289)           --            --            --      (953,059)

One for four reverse
  split                (20,400,246)      (2,040)        2,040            --            --            --            --            --
                       -----------  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance, November 30,
  2001                   6,800,082          680     6,357,550    (7,311,289)           --            --            --      (953,059)

Year Ended
  November 30, 2002:

Issuance of common
  stock in lieu of
  cash for
  compensation and
  services               6,918,783          692       660,376            --            --            --            --       661,068

Issuance of common
  stock in lieu of
  cash for collateral
  of a note payable      1,500,000          150       134,850            --      (135,000)           --            --            --
                       -----------  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance before 2 for
  1 stock split         15,218,865        1,522      7,152776    (7,311,389)     (135,000)           --            --      (291,991)

Two for one stock
  split                 15,218,865        1,522        (1,522)           --            --            --            --            --
                       -----------  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                        30,437,730        3,044     7,151,254    (7,311,289)     (135,000)           --            --      (291,991)
Issuance of common
  stock in lieu of
  cash for
  compensation and
  services               2,500,000          250       109,750            --            --            --            --       110,000

Net loss                        --           --            --      (928,611)           --            --            --      (928,611)
                       -----------  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance, November 30,
  2002                  32,937,730  $     3,294   $ 7,261,004   $(8,239,900)  $  (135,000)  $        --   $        --   $(1,110,602)
                       ===========  ===========   ===========   ===========   ===========   ===========   ===========   ===========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                           INFE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED NOVEMBER 30, 2002 AND 2001

                                                                                          2002            2001
                                                                                      -----------     -----------
Cash Flows from Operating Activities:
  Net loss                                                                            $  (928,611)    $(3,903,175)

  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                          80,846         231,215
    Deferred income tax expense                                                                --         592,959
    Loss on asset impairment                                                                   --         332,111
    Unrealized holding loss on investments                                                301,723          68,623
    Realized loss on investments                                                           39,435         145,594
    Other than temporary decline in market value of available-for-sale securities          9,711         903,719
    Stock issued in lieu of cash for services                                             771,068         186,824
    Stock to be issued in lieu of cash for services                                            --          22,240
    Stock received  in lieu of cash for services rendered                                (488,576)        (29,551)
    Stock issued  in lieu of interest                                                          --         120,000
    Loss on disposal of assets                                                                 --           5,895

  Changes in operating assets and liabilities:
    Decrease in accounts receivable                                                            --          14,168
    (Increase) Decrease in prepaid expenses and other assets                               (7,000)          6,010
    Decrease in deferred charges                                                               --         382,049
    Increase in accounts payable, taxes payable  and accrued expenses                      44,921         570,374
    (Decrease) in deferred revenue                                                             --          (4,142)
                                                                                      -----------     -----------
      Net cash used in operating activities                                              (176,483)       (355,087)
                                                                                      -----------     -----------
Cash Flows from Investing Activities:
    Purchase of investments                                                                (6,577)        (13,830)
    Proceeds from sale of investments                                                      31,730         315,599
    Web site development                                                                       --         (24,851)
    Proceeds from sale of property and equipment                                               --             900
    Deposit                                                                                    --         (26,063)
                                                                                      -----------     -----------
      Net cash provided by investing activities                                            25,153         251,755
                                                                                      -----------     -----------
Cash Flows from Financing Activities:
    Proceeds from issuance of notes payable                                               132,500          50,000
    Proceeds (repayments) from loans from related parties                                  (2,999)         72,145
                                                                                      -----------     -----------
      Net cash provided by financing activities                                           129,501         122,145
                                                                                      -----------     -----------
Net Increase (Decrease) in Cash                                                           (21,829)         18,813
Cash, Beginning                                                                            22,294           3,481
                                                                                      -----------     -----------
Cash, Ending                                                                          $       465     $    22,294
                                                                                      ===========     ===========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND CAPITALIZATION

INFe (the "Company") was incorporated in the State of Florida on February 1, 1993 as Infocall Communication Corp. On March 17, 2000, the Articles of Incorporation were amended to change the name to INFe.com, Inc., and to increase the authorized number of shares of $0.0001 par value common stock to 100,000,000 and the authorized number of $0.0001 par value preferred stock to 20,000,000.

On August 3, 2001, the Company amended the Certificates of Incorporation to change the name of the Company to INFE, Inc., and to increase the total number of shares of capital stock that the Company has the authority to issue to 220,000,000. The total number of authorized shares of common stock, $0.0001 par value, is 200,000,000 and the total number of authorized shares of preferred stock, $0.0001 par value, is 20,000,000.

On the same date, the Board of Directors voted to further amend the Certificates of Incorporation so that upon the close of business on August 17, 2001, which was subsequent to the effectiveness of the matters discussed above, automatically and without further action by any person and entity, each one share of the common stock, $0.0001 par value per share, of the Company then issued and outstanding was combined, reclassified and changed into one-fourth (1/4) of one fully paid and non- assessable share of common stock, $0.0001 par value per share, of the Company.

In lieu of a meeting and vote of stockholders, the stockholders have given written consent to the above amendment, in accordance with the provisions of
Section 707.0704 of the Business Corporation Act of the State of Florida.

The Board of Directors, without stockholder approval, is authorized to establish the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. As of November 30, 2002 and 2001, the Company had no preferred stock outstanding.

On June 26, 2002, the Board of Directors approved a 2 for 1 stock split effective for shareholders of record as of July 10, 2002. Shares mentioned in the consolidated financial statements are post-split unless otherwise noted.

BUSINESS

INFe, which is headquartered in Northern Virginia, together with its subsidiaries, offers a variety of business infrastructure services to emerging growth public and private companies, with a focus on technology. To provide these services, INFe utilizes a group of regulatory, compliance, financial and management experts, both inside the Company and outside consultants that are available to consult with client companies. INFe receives consulting fees in exchange for its services which are paid

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BUSINESS (CONTINUED)

either in cash, equity instruments of the client company, including shares, options and warrants, or some combination of cash and equity instruments.

INFe is organized into four divisions which work together to meet the needs of client companies. In the year ended November 30, 2002 these divisions were formalized into separate wholly owned subsidiaries as follows:

*       INFe-Ventures, Inc.

*       INFe-Technologies, Inc.

*       INFe-Human Resources, Inc.

*       INFe-Relations, Inc.

In addition, the human resources division includes the subsidiary
IT*CareerNet.com, Inc.

On October 1, 2002, the Company was to acquire an 80% interest in the outstanding common stock of TelTech Global Solutions, Inc., ("TelTech") a provider of telecommunications services with operating revenues and equipment valued at over $2 million and no material debt. Teltech currently has subscriber clients generating recurring monthly revenues. Teltech provides wholesale long distance voice and broadband data services to both national and international clients and countries. Teltech also provides telecommunications engineering and deployment services that provide "last mile" termination and ISP services for both wired and wireless client installations. After an initial 25% interest in Teltech, the Company decided against proceeding with the remainder of the acquisition due to Teltech not meeting the Company's business model.

INFE-VENTURES DIVISION

INFe-Ventures, Inc. provides financial and business consulting services for the Company's clients. The services that are offered include due diligence, capital sourcing, mergers and acquisition strategies, and strategic business planning. They currently have several companies under contract, both private and public, and have accumulated a portfolio of equity securities of these companies. During 2002, the design, programming and implementation of the INFeVentureClub website was completed. This website was developed to greatly expand the business capabilities of INFe-Venture, Inc. by developing an Internet platform whereby accredited investors get access to member companies as a method of facilitating investment opportunities for both the member investors and companies. Since the launch of this website, INFe-Ventures, Inc. executed numerous contracts with companies seeking financing and has them featured on the INFeVentureClub website.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BUSINESS (CONTINUED)

INFE-HUMAN RESOURCES DIVISION

INFe-Human Resources, Inc. allows the Company to provide human resource administrative management, executive compensation plans and staffing services to client companies. The Company has an agreement in place for the spin off control of this subsidiary to Daniels Advisory Group.

INFE-TECHNOLOGIES DIVISION

INFe Technologies, Inc. provides technology consulting and due diligence services, including web integration, web site design, systems administration and software projects, serving as a technology outsourcing resource to the Company's clients. The Company is also an authorized value added reseller for Riverstone Networks, Inc.

INFE-RELATIONS DIVISION

INFe-Relations, Inc. provides investor and public relations services to the Company's clients. The services offered include e-mailing, placement of client profiles on the website, the arrangement for radio programming and advertising, a variety of financial news publications and other public relations services. In February 2001, this division purchased an opt-in list of e-mail addresses of entities that have expressed interest in receiving information about public companies.

ITCAREERNET.COM, INC.

ITCareerNet.com, Inc., is a technology based career site offering member companies and job seekers a platform to locate each other. Companies pay an annual subscription fee for access to the resume database. Job seekers post their resumes and gain access to new career opportunities. This service is free to job seekers. The Company also offers software to automate the search and retrieval of resumes and the posting of jobs by client companies. This service is offered on an ASP basis.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of INFe, Inc., and its subsidiaries, all of which are wholly owned. All significant intercompany transactions and balances have been eliminated in consolidation.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the period. Material estimates for which it is reasonably possible that a change in the estimate could occur in the near term consist of the valuation of the investment portfolio (particularly the available-for-sale securities) and the recoverability of acquired intangibles. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

CASH AND CASH EQUIVALENTS

For financial statement presentation purposes, we consider short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, investments and accounts receivable.

CASH

At various times during the years, the Company had deposits in financial institutions in excess of federally insured limits ($100,000). The Company maintains the cash is with high quality financial institutions, which minimizes these risks.

ACCOUNTS RECEIVABLE

The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintain allowances for anticipated losses considered necessary under the circumstances.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS

In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", securities are classified into three categories: held-to-maturity, available- for-sale and trading. The Company's investments consist of equity securities classified as trading and available-for-sale securities. Accordingly, they are carried at fair value in accordance with SFAS No. 115. Further, SFAS No. 115 the unrealized holding gains and losses for trading securities are included in earnings, and unrealized gains and losses for available-for-sales securities are excluded from earnings and reported, net of deferred income taxes, as a separate component of stockholders' equity, unless the loss is classified as other than a temporary decline in market value.

REVENUE RECOGNITION

The Company earns revenue from IT staffing fees and management consulting fees, both of which are recognized as the services are rendered, generally over the life of an agreement.

The Company periodically receives equity instruments and warrants from companies for which services are performed, in addition to the cash paid for such services. Primarily all of the equity instruments are common stock of public companies, with limited trading activity. Equity instruments and warrants for which there is not a readily available market value are valued based on factors such as price offered in a private placement, a history of cash flow from operations, and other pertinent factors. Management also considers recent offers to purchase a portfolio of the company's securities and the filings of registration statements in connection with other offerings of the company's securities.

During the years ended November 30, 2002 and 2001, the Company recognized revenue associated with equity instruments received for services rendered of approximately $488,576 and $28,500, respectively.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense currently. Any gain or loss on disposition of assets is recognized currently. Depreciation expense is provided using the straight-line method over the estimated useful lives of the various assets, generally three to five years.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated life of intangible and other long-lived assets, or whether the remaining balance of intangible and other long- lived assets should be evaluated for possible impairment. If and when such factors, events or circumstances indicate that intangible or other long-lived assets should be evaluated for possible impairment, the Company would make an estimate of undiscounted cash flows over the remaining lives of the respective assets in measuring recoverability.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist primarily of cash, equity instruments, accounts payable, accrued liabilities and loans and notes payable. The carrying amounts of such financial instruments, except equity instruments, as reflected in the consolidated balance sheets, approximate their estimated fair value as of November 30, 2002 and 2001. Equity instruments are carried at fair value. The estimated fair value is not necessarily indicative of the amounts we could realize in a current market exchange or from future earnings or cash flows.

SOFTWARE DEVELOPMENT COSTS

Software development costs are accounted for in accordance with Statement of Position 98-1, "Software Developed or Obtained for Internal Use". Costs incurred in a preliminary project stage are expensed as incurred. External direct costs, payroll and payroll related costs for those directly involved with a project and interest costs in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 34, "Capitalization of Interest Cost", are capitalized during the application development stage. Costs incurred during the post- implementation/ operation stage are expensed as incurred.

STOCK-BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), and related interpretations, in accounting for their employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, "Accounting for Stock-Based Compensation". APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET LOSS PER COMMON SHARE

The Company computes earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". This standard requires dual presentation of basic and diluted earnings per share on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year.

The Company's potentially issuable shares of common stock pursuant to outstanding stock purchase options are excluded from the diluted computation as the effect would be anti- dilutive.

INCOME TAXES

The Company accounts for income taxes using SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

SEGMENT INFORMATION

The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising costs incurred for the years ended November 30, 2002 and 2001 were $26,685 and $11,836, respectively.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". SFAS No. 133 as amended by SFAS No. 137 and 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material effect on the consolidated financial statements.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB 101 provides guidance for revenue recognition under certain circumstances, and is effective during the first quarter of fiscal year 2001. SAB 101 is not expected to have a material effect on the consolidated results of operations, financial position and cash flows.

In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. As noted in Note 4, the Company recognized $332,111 in impairment charges during the year ended November 30, 2001 in connection with the ClubComputer.com, Inc. agreement.

There were no adjustments made to the consolidated financial statements for the year ended November 30, 2002 in regards to FASB 142.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 2.  LIQUIDITY AND PROFITABILITY CONSIDERATIONS

GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assume the continuity of the Company as a going concern. The Company has incurred substantial net losses in fiscal years 2002 and 2001, and has an accumulated deficit as of November 30, 2002 of approximately $8,218,000. Additionally, the Company is subject to the cash flow impacts of receiving substantial portions of revenue in equity instruments, which in large part are not yet available for sale at the time they are received. The Company possess' demand and piggyback registration rights for some of the shares. All of the shares generally become available for sale after the Company has owned them for more than one year, subject to the limitations of SEC Rule 144. In addition, the Company had not remitted payroll taxes on a timely basis during fiscal year 2000 and the first quarter of 2001 (see Note 9). These conditions raise substantial doubt as to the ability of the Company to continue as a going concern.

Management has formulated and is in the process of implementing its business plan intended to develop steady revenues and income in each of its areas of operation. This plan includes the following, subject to obtaining the necessary financing:

*        Signing new clients for the INFe-Ventures, Inc. subsidiary.

* In December 2001, the Company reached an agreement with Arthur D. Viola d/b/a Daniels Corporate Advisory Company wherein Daniels has acquired the right to 80% of the ownership of INFe-Human Resources, Inc. and Daniels has agreed to finance a roll-up of Professional Employer Organization (PEO). This subsidiary will than be spun-off as a separate public company. This roll-up and spin-off is expected to be completed during the second quarter of 2003.

* The Company has commenced sales for its investor public relations services under the INFe-Relations, Inc. subsidiary and will continue to grow this subsidiary through additional sales and marketing efforts.

* The Company became authorized as a value-added reseller for Riverstone Networks, Inc., a NASDAQ listed (RSTN) manufacturer of leading edge telecommunication equipment with annual revenue in excess of $69,000,000. The Company is positioned as both a reseller and financing resource for Riverstone and expects to generate a significant sales volume through this relationship.

* The new VentureClub website was launched in the third fiscal quarter of 2002 to assist emerging companies in locating financing and for investors to identify emerging companies they wish to target for investment. VentureClub's operations is expected to provide a significant revenue stream for the Company.

* The Company's wholly-owned subsidiary, ITCareerNET.com, Inc. has successfully completed an upgrade of its proprietary software and website content in preparation for a re-launching of its business into the internet-based recruiting industry. The new system will function as an ASP (Automated Service Provider) and provide clients with a web-based state of the art automated recruiting system. The Company plans to spin- off its, ITCareerNET.com, Inc. subsidiary as a separate public company.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 2.  LIQUIDITY AND PROFITABILITY CONSIDERATIONS (CONTINUED)

GOING CONCERN CONSIDERATIONS (CONTINUED)

* Management has formulated and announced a new business model that calls for the Company to begin an acquisition program designed to bring recurring revenues and earnings into the Company, spin off existing service subsidiaries that will function as independent operations and focus on additional acquisitions in the telecommunications, biomedical, software and technology products industries that have recurring revenues and significant growth potential. In October the Company acquired TelTech, its first acquisition, and is screening additional prospective acquisition target companies.

* The Company executed a term sheet in the fourth fiscal quarter from an investment bank to avail the Company up to $10,000,000 in financing in the form of a structured equity line of credit, to help fund these acquisitions. The Company has postponed this financing until better terms can be arranged.

SUMMARY

Presently, the Company cannot ascertain the eventual success of management's plans with any degree of certainty. The accompanying consolidated financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainties described above.

NOTE 3.  PRIOR PERIOD ADJUSTMENT

As more fully described below, and based upon the subsequent discovery of facts existing when the consolidated financial statements were originally issued, the Company corrected the accounting for shares of common stock issued during 1997 in connection with an agreement to purchase long distance telephone services during fiscal 2000. The correction was made to reflect the deferred charge associated with the common shares issued over the contract period as outlined in the agreement.

In December 1996, the Company entered into an agreement to purchase up to $1,000,000 of long distance telephone services. The consideration was to be up to 500,000 shares (pre-split of the August 2001 split) of our common stock, subject to SEC Rule 144. The actual number of shares to be exchanged was predicated upon the value of our common stock at the time the telecommunications time was used.

The Company had not used any telecommunications services pursuant to this agreement through November 30, 2000. Additionally, the company that was obligated to provide these telecommunication services ceased operations on or about January 1, 2000.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 3.  PRIOR PERIOD ADJUSTMENT (CONTINUED)

The Company issued 500,000 shares (pre-split of the August 2001 split) of its common stock to the service provider on July 30, 1997. The consolidated financial statements for the year ended November 30, 2000 were restated to reflect those common shares as issued and outstanding and to reflect the deferred charge associated with the issuance of those shares as a reduction of stockholders' equity.

Due to the fact that no services were rendered, the Company pursued the return of those common shares during fiscal 2001. As the Company was not successful in obtaining the return of its common shares, the balance of the deferred charge ($245,000) was charged to expense in that period.

NOTE 4.  BUSINESS ACQUISITIONS

CLUBCOMPUTER.COM, INC.

Effective April 10, 2000, the Company acquired certain intangible assets of ClubComputer.com, Inc. in exchange for consideration consisting of (i) 250,000 shares (pre-split of the August 2001 split) of our restricted common stock at closing, which were valued at $320,250 and (ii) seven equal installments of $250,000 in our restricted common stock every three months from the date of closing. The purchase price of approximately $1.6 million was assigned to intangible assets acquired based on estimated fair values at April 10, 2000, the date of acquisition.

On August 9, 2000, the Company signed an addendum to the Agreement for Sales of Assets of ClubComputer.com, Inc. The addendum provided for a single and final payment of 800,000 shares (pre-split) of common stock after receipt of which the Company will have completely extinguished its debt to the Seller. The 800,000 shares (pre-split of the August 2001 split) were issued to ClubComputer.com, Inc., and valued at $277,550, resulting in a total revised purchase cost of $597,800. The cost originally assigned to intangible assets was modified accordingly. The intangible assets were being amortized over a three-year period.

During fiscal 2001, management reevaluated the remaining value of this intangible for impairment and wrote off the entire remaining balance of $332,111.

EXPOSURE4U.COM, INC.

On August 16, 2000, the Company acquired the assets of Exposure4u.com, Inc. for a total consideration of $53,406, consisting of $40,125 in cash and the issuance of 42,500 shares (pre-split of the August 2001 split) of the Company's common stock valued at $13,281. The acquisition was accounted for as a purchase. The total consideration exceeded the fair value of the assets acquired (consisting of hardware and software) by $46,063. This excess is included in intangible assets and is being amortized over a three-year period.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 4.  BUSINESS ACQUISITIONS (CONTINUED)

EXPOSURE4U.COM, INC. (CONTINUED)

As an integral part of the acquisition of Exposure4u, the Company entered into employment agreements with the two former owners of Exposure4u. Both agreements were for a period of one year, from August 21, 2000 to August 21, 2001.

In January 2001, the Company terminated the above employment agreements pursuant to termination provisions within the agreements. The Company also recorded an adjustment for impairment of the intangibles acquired in connection with this purchase in the amount of $46,713.

NOTE 5.  PROPERTY AND EQUIPMENT

Property and equipment as of November 30, 2002 and 2001 were as follows:

                                    Estimated
                                     Useful
                                      Lives
                                     (Years)     2002         2001
                                     -------   --------     --------

Furniture and fixtures                   5     $  8,000     $  8,000
Equipment                              3-5       47,365       47,365
Website design and setup                 3      130,823      130,823
Hardware and software                    3       10,253       10,253
                                               --------     --------

                                                196,441      196,441
Less accumulated depreciation                   171,491      117,652
                                               --------     --------

Property and equipment, net                    $ 24,950     $ 78,790
                                               ========     ========


Depreciation expense was $53,839 and $59,934 for the years ended November 30, 2002 and 2001, respectively.

NOTE 6.  INVESTMENTS

The following is a summary of the investment securities as of November 30, 2002 and 2001.

                                                    Year Ended November 30, 2002
                                         ----------------------------------------------------
                                                      Cumulative    Cumulative
                                                         Gross         Gross
                                                      Unrealized    Unrealized     Estimated
                                            Cost         Gains        Losses       Fair Value
                                         ---------     --------     ---------      ----------


Trading equity securities                $ 607,788     $     --     $(393,807)     $ 213,981
                                         =========     ========     =========      =========

Available-for-sale equity securities     $     280     $     --     $     (80)     $     200
                                         =========     ========     =========      =========

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 6.  INVESTMENTS (CONTINUED)

                                                    Year Ended November 30, 2001
                                         ----------------------------------------------------
                                                      Cumulative    Cumulative
                                                         Gross         Gross
                                                      Unrealized    Unrealized     Estimated
                                            Cost         Gains        Losses       Fair Value
                                         ---------     --------     ---------      ----------

Trading equity securities                $174,168     $     --     $   (82,453)    $ 91,715
                                         ========     ========     ===========     ========

Available-for-sale equity securities     $  9,911     $     --     $        --     $  9,911
                                         ========     ========     ===========     ========


During the year ended November 30, 2002, the Company received a total of 1,309,853 shares of common stock of four companies with a value of $488,576, as payment for consulting services and success fees, which are included in trading equity securities. The fair value of the consulting services provided equals the market value of the securities received as payment per the terms of the agreement.

There were no proceeds from sales of available-for-sales securities and no gross realized gains and the Company recognized a loss $9,711 due to an other than temporary decline in the market value of some available-for-sale securities for the year ended November 30, 2002.

During the year ended November 30, 2001, the Company sold 250,000 shares of available-for-sale securities for $127,500. The carrying cost of the securities was $232,015, resulting in a realized loss of $104,515. In addition, during the year ended November 30, 2001, the Company recognized a loss of $903,719 due to an other than temporary decline in the market value of some available-for-sale securities. Furthermore, during the year ended November 30, 2001, the Company transferred available-for-sale securities with a carrying cost of $238,280 to its trading securities portfolio, as the securities became free trading.

The change in net unrealized holding gains (losses), net of deferred income taxes, included in other comprehensive income (loss) amounted to $ -0- and $(1,009,633) for the years ended November 30, 2002 and 2001, respectively.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 7.  INTANGIBLE ASSETS

Intangible assets as of November 30, 2002 and 2001 were as follows:

                                                         2002              2001
                                                       -------           -------

Intangible assets                                      $81,019           $81,019
Accumulated amortization                                55,858            28,851
                                                       -------           -------
                                                       $25,161           $52,168
                                                       =======           =======


Amortization expense for the years ended November 30, 2002 and 2001 were $27,007 and $171,281, respectively.

Additionally, during the year ended November 30, 2001, we wrote off intangible assets with a remaining value of $332,111.

NOTE 8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable as of November 30, 2002 and 2001 were as follows:

                                                                                      2002         2001
                                                                                    --------     --------

Accounts payable                                                                    $375,297     $385,544
Accrued payroll, including $100,000 due the President and CEO for 2002 and 2001      182,324      182,324
Accrued bonuses and fees                                                              22,240       22,240
Accrued interest                                                                      60,309       34,878
Other accrued liabilities                                                             65,460       70,723
                                                                                    --------     --------

                                                                                    $705,630     $695,709
                                                                                    ========     ========


Accrued bonuses and fees consist of the following:

Due the President and CEO for bonus earned during the third and fourth quarter of 2001, in accordance with the terms of an employment agreement dated January 1,
  2000; payable in 231,390 shares of common stock for 2001                               $12,240     $12,240

Due to a third party in 400,000 shares of common stock, in connection with two notes
  payable to the third party.  See Note 11                                                10,000      10,000
                                                                                         -------     -------

                                                                                         $22,240     $22,240
                                                                                         =======     =======

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 9.  PAYROLL TAXES PAYABLE

Payroll taxes payable represents the unpaid balance of Federal withholding and social security taxes primarily for the third and fourth quarters of 2000 and the first quarter of 2001, related to the non-cash compensation paid to certain employees, that have been withheld and accrued by the Company, together with penalties and interest that were imposed by the Internal Revenue Service as a result of non-remittance of these taxes. No subsequent payments have been made on these payroll taxes to the date of this report.

NOTE 10. RELATED PARTY TRANSACTIONS

During the course of business, the President and other employees will advance funds to the Company, that are non-interest bearing and due on demand. The Company at November 30, 2002 and 2001, owes these related parties $106,839 and $109,838, respectively. The Company has classified these payables as current liabilities.

NOTE 11. NOTES PAYABLE

During the year ended November 30, 2001, the Company borrowed $50,000 from a third party, in two separate notes, both bearing interest at 12%. The first note for $25,000 is dated July 11,

2001 and the second note for $25,000 is dated August 14, 2001. The first note and accrued interest was due on August 31, 2001 and was in default. Accordingly, late fees of 10%, as required by the agreement, have been accrued on the note. The second note and accrued interest was due on October 31, 2001 and was in default. Accordingly, late fees of 10%, as required by the agreement, have been accrued on the note. Subsequently, the lender extended the due dates of these notes to June 30, 2003, and no additional late charges have been accrued. Interest however, is still accruing.

As an inducement to offer these loans, the Company agreed to issue 400,000 shares of its common stock to the lender of these notes. Interest expense of $10,000 was charged to operations, with the offset included in accounts payable and accrued expenses at November 30, 2001. During the year ended November 30, 2002, the Company issued 400,000 of the 800,000 shares (pre-split) of stock to the note holder valued at $14,000, in lieu of paying some of the back interest that was accrued. Interest expense on these notes was approximately $6,000 and $1,500, respectively for the years ended November 30, 2002 and 2001.

The Company signed a formal note in the amount of $55,000 evidencing the amount due its former auditing firm. This note was due on June 15, 2002 with interest payable at 8% and is currently in default. Accrued interest and interest expense on this note for the year ended November 30, 2002 is $3,667.

The Company entered into a loan agreement and received $77,500 (of which $2,500 was paid directly to the lender's attorney) with interest at 12%. Concurrent therewith, the Company issued 3,000,000 shares to the holder of the note as collateral. The value ($135,000) of the Company's common stock issued as collateral is included as a reduction of additional paid in capital in the equity section of the consolidated financial statements. The note with interest is due and payable on April 25, 2003. Accrued interest and interest expense on this note for the year ended November 30, 2002 is $5,425.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 12. SUBORDINATED NOTE PAYABLE

During the year ended November 30, 2000, the Company borrowed $295,021 pursuant to a note payable to a third party. The note is subordinated to all of the Company's existing liabilities and is accruing interest at 10% per annum. The note was collateralized by an engagement agreement between the Company and one of its customers dated May 2, 2000, pursuant to which the

Company was to receive a management fee of $150,000. Upon receipt of this fee, the Company was to remit to the holder of the note a principal payment of $150,000 and any outstanding accrued interest. The engagement agreement was cancelled without the Company receiving any management fee.

In October 2000, the Company transferred securities with a value of $37,500 to the third party, and repaid an additional $17,631, thereby reducing the balance of the note to $239,890 as of November 30, 2000.

During the year ended November 30, 2001, the Company issued 4,800,000 shares (pre-split of the August 2001 split) of its common stock to the third party, in repayment of $120,000 against the note. The price of the Company's common stock on the date of issuance of the shares was $0.05. Accordingly, interest expense of $120,000 was recognized as the difference between the value of the shares on that date ($240,000) and the $120,000. The remaining balance of the note is payable via issuance of the Company's common stock and/or via delivery of securities owned by the Company.

Because this note can be satisfied by issuance of the Company's common stock or securities, this payable has been presented as long-term in the accompanying consolidated balance sheet.

NOTE 13. COMMON STOCK

COMMON STOCK FOR SERVICES ISSUED TO OUR PRESIDENT AND VICE CHAIRMAN

To date, the Company's President has been compensated for services through the issuance of common stock. During the year ended November 30, 2001, he earned 411,451 shares of restricted Rule 144 common stock as a bonus for the year. These shares were valued at $32,801. During the year ended November 30, 2001, he was issued a total of 585,277 shares valued at $87,629 against the 700,972 shares owed to him. The remaining balance of 231,390 shares valued at $12,240 owed to him is included in accounts payable and accrued expenses in the accompanying consolidated balance sheet. In addition, 2,000,000 shares (pre-split of the August 2001 split) of restricted Rule 144 common stock valued at $100,000 was issued to the President and CEO in lieu of salary for the first and second quarter of fiscal 2001. During the year ended November 30, 2002, the Company's President earned 232,672 shares of restricted Rule 144 common stock valued at $8,144 as a bonus and the Company issued its President 5,000,000 shares of restricted Rule 144 common stock valued at $100,000 in lieu of salary.

During the year ended November 30, 2002, the Company issued 3,500,000 shares of restricted Rule 144 common stock to its Vice Chairman valued at $70,000 in lieu of salary.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 13. COMMON STOCK (CONTINUED)

COMMON STOCK FOR SERVICES ISSUED TO CONSULTANTS AND FOR OTHER COMPENSATION

The Company during the year ended November 30, 2002 issued an additional 2,400,000 shares of common stock to certain individuals in lieu of salary valued at $68,250.

The Company during the year ended November 30, 2002 issued 3,100,000 shares of common stock for services to consultants and for post-implementation of web design services at a value of $373,500 and charged to expenses. Additionally, the Company issued 1,200,000 shares of common stock in connection with an agreement entered into with TelTech. These shares were valued at $24,000.

During the year ended November 30, 2001, the Company issued 2,032,240 shares (pre-split of the August 2001 split) of restricted Rule 144 common stock valued at $101,612 to an employee in payment of salary owed to him. Of this amount, $79,236 related to services performed during the prior fiscal year.

During the year ended November 30, 2001, the Company issued a total of 1,481,097 shares (pre-split of the August 2001 split) of common stock for services rendered valued at $51,708. Of this amount, $7,822 related to services performed during the prior fiscal year.

COMMON STOCK IN LIEU OF LOAN REPAYMENT

During the year ended November 30, 2001, the Company issued 4,800,000 shares (pre-split of the August 2001 split) to a creditor in repayment of $120,000 against a subordinated note payable. The price of the common stock on the date of issuance of the shares was $0.05. Accordingly, interest expense of $120,000 was recognized for the difference between the value of the shares on that date ($240,000) and the $120,000. See Note 12.

COMMON STOCK ISSUED IN CONNECTION WITH NOTE PAYABLE

During the year ended November 30, 2002, the Company issued 200,000 shares valued at $14,000 to a third party in connection with two notes payable. This amount was previously included in accounts payable and accrued expenses. The Company also issued 3,000,000 additional shares as collateral for the note payable valued at $135,000.

NOTE 14. STOCK OPTIONS

All options numbers and amounts have been restated to reflect the 1 for 4 reverse split and the 2 for 1 stock split discussed in Note 1.

In December 1999, the Board of Directors authorized the adoption of a Stock Option Plan. The Company has not yet taken the steps necessary to formalize this action by means of a written document. The Board of Directors authorized 250,000 options to be subject to this plan when it is formalized.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 14. STOCK OPTIONS (CONTINUED)

During the year ended November 30, 2000, the Company had issued 898,750 options to employees. These options were at the closing price of the common stock at the date of grant, except for 25,000 options to an employee that were granted at $0.4 per share. All of the employees' options expire over a five-year period. No employee options were granted during the years ended November 30, 2002 and 2001.

The Company applies APB opinion 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for options issued to employees. Compensation cost for stock options is measured at the intrinsic value, which is the excess of the market price of the common stock at the date of grant over the amount the recipient must pay to acquire the common stock. Compensation expense of $36,880 was recognized during fiscal year 2000 in conjunction with options granted to an employee at an exercise price below the market price of the common stock at the date of grant.

Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation", requires companies to provide pro forma information regarding net income (loss) and earnings (loss) per share as if compensation cost for the employee stock options had been determined in accordance with the fair value based method prescribed in SFAS 123.

The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2000: no dividend yield; expected life of 5 to 7 years; 260% expected volatility, and 6.5% risk free interest.

The option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, valuation models require the input of highly subjective assumptions including the expected price volatility. Since the stock options have characteristics significantly different from those of traded options, and since variations in the subjective input assumptions can materially affect the fair value estimate, the actual results can vary significantly from estimated results.

                                                    INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 14. STOCK OPTIONS (CONTINUED)

A summary of the status of options granted as of November 30, 2002 and 2001 and changes during the years then ended are presented below:

                                                                   November 30, 2002                  November 30, 2001
                                                                   -----------------                  -----------------
                                                                              Weighted                           Weighted
                                                                               Average                            Average
                                                               Shares       Exercise Price        Shares       Exercise Price
                                                               ------       --------------        ------       --------------

Balance at beginning of year                                  3,495,000       $   0.4656         3,495,000       $   0.4656
Options granted                                                       -                                  -
Options exercised                                                     -                                  -
Options expired                                                       -                                  -
                                                              ---------       ----------         ---------       ----------
Balance at end of year                                        3,495,000       $   0.4656         3,495,000       $   0.4656
                                                              =========       ==========         =========       ==========


Options granted during the year at exercise prices
  which equal to or exceed market value of stock
  at date of grant:
Weighted average exercise price                                       -                -                 -                -
Weighted average fair value                                           -                -                 -                -
Options granted during the year at exercise prices
  below market price of stock at date of grant:
Weighted average exercise price                                       -                -                 -                -
Weighted average fair value                                           -                -                 -                -



                                 Options Outstanding                        Options Exercisable
                             -----------------------------     -------------------------------------------
                             Weighted Number    Average        Weighted           Number          Weighted
Range of                      Outstanding at    Remaining       Average       Exercisable at       Average
Exercise                       November 30,    Contractual     Exercise        November 30,       Exercise
Prices                            2002            Life           Price             2002             Price
------                            ----            ----           -----             ----             -----

$0.0100-$0.1000                    60,000          3.0          $0.0938            60,000          $0.0938
$0.4000-$0.4688                 3,275,000          3.5          $0.4688         1,275,000          $0.4688
$0.5000-$0.5625                   160,000          3.6          $0.5391            80,000          $0.3568
                                ---------          ---          -------         ---------          -------

                                3,495,000          3.5          $0.4656         1,415,000          $0.4542
                                =========          ===          =======         =========          =======

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 15. COMMITMENTS AND OTHER MATTERS

LEASE COMMITMENTS

The Company subleases the facilities under an operating lease which expired on September 30, 2002. The lease provides for monthly payment of $3,521. This lease has been extended on a month-to-month basis.

Rent expense for the fiscal years ended November 30, 2002 and 2001 was $43,913 and $84,385, respectively.

OTHER MATTER

We have received a letter of inquiry from the Securities and Exchange Commission regarding various issues. We have engaged legal counsel, gathered the requested information and documents, and responded in a timely manner.

NOTE 16. SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosure of cash flow information for the years ended November 30, 2002 and 2001 is as follows:

                                                                                         2002           2001
                                                                                     ------------     --------
Non-Cash Investing and Financing Activities:

  Stock issued for services and compensation                                         $    771,068     $186,824
                                                                                     ============     ========
  Stock to be issued in lieu of cash for services                                    $         --     $ 22,240
                                                                                     ============     ========
  Stock issued for collateral for note payable                                       $    135,000     $     --
                                                                                     ============     ========
  Stock received in lieu of cash for services rendered                               $    488,576     $ 29,551
                                                                                     ============     ========
  Stock issued as a reduction of the liability for stock to be issued                $         --     $106,914
                                                                                     ============     ========
  Stock received in satisfaction of trade account receivable and note receivable     $         --     $ 70,000
                                                                                     ============     ========
  Stock issued in repayment of subordinated note payable                             $         --     $120,000
                                                                                     ============     ========
  Stock issued as a reduction of accrued payroll                                     $         --     $ 79,236
                                                                                     ============     ========
  Stock issued in lieu of interest expense                                           $         --     $120,000
                                                                                     ============     ========

There were no amounts paid for interest or taxes in the years ended November 30, 2002 and 2001, respectively.

NOTE 17. INCOME TAXES

The Company follows SFAS No. 109, "Accounting For Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets for temporary differences, operating loss carryforwards, and tax credit carry-forwards existing at November 30, 2002.

A temporary difference is a difference between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future years when the asset is recovered or the liability is settled.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 17. INCOME TAXES (CONTINUED)

Deferred taxes represent the future tax return consequences of these differences.

For income tax purposes, the Company reports income on a cash basis. Accordingly, accounts receivable, accounts payable, and accrued expenses, including deferred compensation, have no tax basis. Accounts receivable will be taxable when collected, and accounts payable and accrued expenses will be deductible as payments are made.

The basis of property and equipment for financial reporting exceeds their tax basis by the cumulative excess of accelerated depreciation for tax purposes over straight-line and accelerated depreciation for book purposes. This excess will be taxable in future periods.

The components of the provision (benefit) for income taxes, for the fiscal years ended 2002 and 2001 are as follows:

                                                     2002            2001
                                                   --------        --------
Current
  Federal                                          $     --        $     --
  State                                                  --              --
                                                   --------        --------
    Total benefit for income taxes                 $     --        $     --
                                                   ========        ========
Deferred:
  Federal                                          $     --        $544,959
  State                                                  --          48,000
                                                   --------        --------
    Total benefit for income taxes                 $     --        $592,959
                                                   ========        ========

A reconciliation of income tax computed at the statutory federal rate to income tax expense (benefit) is as follows:

                                                        2002            2001
                                                   -----------      -----------

Tax provision at the statutory rate of 34%         $  (315,750)     $(1,125,500)
State income taxes, net of federal income tax               --         (100,000)
Change in valuation allowance                         (479,000)       2,758,000
Other, net                                             794,750         (939,541)
                                                   -----------      -----------

                                                   $        --      $   592,959
                                                   ===========      ===========

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 17. INCOME TAXES (CONTINUED)

Deferred tax assets and liabilities at November 30, 2002 and 2001 were approximately as follows:

                                                     2002               2001
                                                 -----------        -----------

Deferred tax assets:
  Net operating loss carryforwards               $ 2,775,000        $ 2,500,000
  Reserve for uncollectibles                              --             75,000
  Accrual to cash conversion                          23,000            497,000
  Unrealized losses on securities                    388,000            593,000
                                                 -----------        -----------

    Gross deferred tax assets                      3,186,000          3,665,000

Deferred tax liabilities:
  Unrealized gains on securities                          --                 --

Valuation allowance                               (3,186,000)        (3,665,000)
                                                 -----------        -----------

  Net deferred taxes                             $        --        $        --
                                                 ===========        ===========


As of November 30, 2002, it is estimated that there will be net operating loss carryforwards of approximately $8,281,000, which expire in various years through 2020; however, the utilization of the benefits of such carryforwards may be limited, as more fully discussed below. Sufficient uncertainty exists regarding the realization of these operating loss carryforwards, and, accordingly, a valuation allowance of approximately $3,186,000, which is related to the net operating losses and other temporary differences, has been established.

In accordance with certain provisions of the Tax Reform Act of 1986, a change in ownership of greater than 50% of a corporation within a three-year period will place an annual limitation on a corporation's ability to utilize its existing tax benefit carryforwards. Under such circumstances, the potential benefits from utilization of the tax loss carryforwards as of that date may be substantially limited or reduced on an annual basis. To the extent that net operating loss carryforwards, when realized, relate to stock options deductions, the resulting benefits will be credited to stockholders' equity.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 18. NET LOSS PER COMMON SHARE

The following table sets forth the computation of basic and diluted net loss per common share for the years ended November 30, 2002 and 2001.

                                                                                  Year Ended       Year Ended
                                                                                 November 30,      November 30,
                                                                                     2002              2001
                                                                                -------------      -----------

Numerator for basic and diluted loss per share -  net loss                      $    (928,611)     $(3,903,175)
                                                                                =============      ===========
Denominator for basic and diluted loss per share -  Weighted average shares        22,461,974        6,363,046
                                                                                =============      ===========
Basic and diluted net loss per common share                                     $        (.04)     $      (.61)
                                                                                =============      ===========


NOTE 19. SEGMENT INFORMATION

The Company's reportable operating segments include INFE- Ventures, INFE-Technologies, INFE-Human Resources, and INFE- Relations. INFE-Ventures provides financial and business consulting services. INFE-Technologies provides technology consulting and due diligence services. This division also operated ClubComputer.com, Inc. an Internet based business to consumers of computer hardware and software products. INFE-Human Resource Services provides human resource administrative management, executive compensation plans and staffing services. This division currently offers recruiting and staffing services through ITCareerNET.com, an online technology recruiting service. INFE-Relations provides investor and public relations services.

The Company allocates cost of revenues and direct operating expenses to these segments.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 19. SEGMENT INFORMATION (CONTINUED)

Operating segment data for the years ended November 30, 2002 and 2001 is as follows:

                                                               INFE -
                              INFE -           INFE -           Human           INFE -
                             Ventures        Technology       Resources       Relations        Corporate         Total
                             -----------     -----------     -----------      ----------     -----------      -----------
Year ended November 30,
  2002:
Revenue                      $     5,000     $       100     $       100      $   45,300     $   866,929      $   917,429
Direct costs of revenue               --              --              --              --         950,223          950,223
                             -----------     -----------     -----------      ----------     -----------      -----------
Gross margin                 $     5,000     $       100     $       100      $   45,300     $   (83,294)     $   (32,794)
                             ===========     ===========     ===========      ==========     ===========      ===========
Depreciation and
  amortization               $        --     $     3,417     $    30,074      $       --     $    47,355      $    80,846
                             ===========     ===========     ===========      ==========     ===========      ===========
Total Assets                 $     4,941     $  (546,066)    $  (183,417)     $   13,907     $ 1,005,184      $   294,549
                             ===========     ===========     ===========      ==========     ===========      ===========
Capital Expenditures         $        --     $        --     $        --      $       --     $        --      $        --
                             ===========     ===========     ===========      ==========     ===========      ===========

                                                              INFE -
                              INFE -           INFE -           Human           INFE -
                             Ventures        Technology       Resources       Relations        Corporate         Total
                             -----------     -----------     -----------      ----------     -----------      -----------

Year ended November 30,
  2001:
Revenue                      $        --     $        --     $    17,506      $   41,992     $    39,000      $    98,498
Direct costs of  revenue              --              --           3,792           6,100          13,600           23,492
                             -----------     -----------     -----------      ----------     -----------      -----------
Gross margin                 $        --     $        --     $    13,714      $   35,892     $    25,400      $    75,006
                             ===========     ===========     ===========      ==========     ===========      ===========
Depreciation and
  amortization               $        --     $   152,546     $    24,898      $       --     $    53,771      $   231,215
                             ===========     ===========     ===========      ==========     ===========      ===========
Total Assets                 $         1     $  (542,690)    $  (153,385)     $  (12,857)    $   986,604      $   277,670
                             ===========     ===========     ===========      ==========     ===========      ===========
Capital Expenditures         $        --     $        --     $    24,851      $       --     $        --      $    24,851
                             ===========     ===========     ===========      ==========     ===========      ===========


During the fiscal year ended November 30, 2002, sales to two customers accounted for 46% and 18% of our total revenue, respectively. During the fiscal year ended November 30, 2001, sales to three customers amounted to 25%, 23% and 14% of our total revenue, respectively.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 20. CONSULTING AGREEMENT

On December 19, 2001, the Company entered into a consulting agreement with Arthur D. Viola (d.b.a. Daniels Corporate Advisory Company) whereby Mr. Viola will be retained as an Independent Contractor to structure, finance and ultimately manage a PEO Roll-up within the human resource subsidiary. Mr. Viola will earn and receive a "sign-on" bonus of 800,000 free-trading shares of the Company's stock valued at $136,000, based on the closing price of its common stock on the date of the agreement. Additionally, Mr. Viola will invest $37,500 (through the purchase of 300,000 free-trading shares of INFe), in order to provide necessary working capital to commence the registration of that subsidiary. Upon this investment, Mr. Viola will become a 100% shareholder of INFe - Human Resources, which will become a spin- off company. Once the deal gets structured with the PEO, Mr. Viola and the owners of the acquired company and any investors will own 80% of the company and the remaining 20% of the company will be owned by the Company.

NOTE 21. VALUE - ADDED RESELLER AGREEMENT

The Company is a value-added reseller (VAR) for Riverstone Networks, Inc., a NASDAQ listed (RSTN) manufacturer of leading edge telecommunication equipment with annual revenue in excess of $69,000,000. The Company is positioned as both a reseller and financing resource for Riverstone and expects to generate a significant sales volume through this relationship. In 2002, the Company has earned approximately $160,000 from this agreement, and in accordance with the agreement is to hold approximately $4,000,000 of their equipment in a bonded warehouse. Should either of the parties fail to perform in accordance with the terms of the agreement, the agreement will be terminated. The equipment was delivered to a Riverstone location in November 2002 at the request of Riverstone.

NOTE 22. LITIGATION

An action for collection of legal fees was filed against the Company in the Fifteenth Judicial Circuit Court in and for the Palm Beach county of Florida in February 2002. The Company denies owing the amount in question and has engaged counsel to defend its position. As of March 2003, the plaintiff's motion for a judgment in this matter has been dismissed by the court. The Company believes it will eventually settle this matter. No amounts have been accrued for this claim.

NOTE 23. SUBSEQUENT EVENTS

On December 20, 2002, the Company entered into a promissory note with an individual for $20,000 which matures March 20, 2003. There is no interest or principal due on the note, however, if the Company fails to pay the note by the maturity date, interest will be 2% monthly, and compounded monthly until payment in full. The note is secured by the Company's common stock and stock and options of an officer of the Company.

The Company has executed several contracts for consulting services subsequent to November 30, 2002. Each of the contracts entered into are with companies that the Company deems to support the business model employed by the Company.

                           INFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           NOVEMBER 30, 2002 AND 2001

NOTE 23. SUBSEQUENT EVENTS (CONTINUED)

On February 21, 2003, the Company filed an S-8 registration of 6,000,000 shares of its common stock as part of its year 2003 Stock Incentive Plan. The Company anticipates the use of the proceeds as an incentive to attract additional management and consultants to expand its operations.


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR
OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY
REPRESENTATIONS ABOUT PACER HEALTH CORPORATION EXCEPT
THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS
PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL
INFORMATION OR REPRESENTATIONS IF MADE.

                 -----------------------

This prospectus does not constitute an offer to sell, or                         ---------------------
a solicitation of an offer to buy any securities:
                                                                                       PROSPECTUS
     o   except the common stock offered by this
         prospectus;                                                             ---------------------

     o in any jurisdiction in which the offer or solicitation is not authorized;

     o   in any jurisdiction where the dealer or other                     250,000,000 SHARES OF COMMON STOCK
         salesperson is not qualified to make the offer
         or solicitation;

     o   to any person to whom it is unlawful to make the                       PACER HEALTH CORPORATION
         offer or solicitation; or

     o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale                          ______________, 2004
does not imply that:

     o there have been no changes in the affairs of Pacer Health Corporation after the date of this prospectus; or

     o the information contained in this prospectus is correct after the date of this prospectus.

                 -----------------------

Until _________, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Pacer from and against certain claims arising from or related to future acts or omissions as a director or officer of Pacer. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Pacer pursuant to the foregoing, or otherwise, Pacer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Pacer will pay all expenses in connection with this offering.

         Securities and Exchange Commission Registration Fee   $        404.50
         Printing and Engraving Expenses                       $      2,500.00
         Accounting Fees and Expenses                          $     15,000.00
         Legal Fees and Expenses                               $     50,000.00
         Miscellaneous                                         $     17,095.50
                                                               ---------------
         TOTAL                                                 $     85,000.00
                                                               ===============

SALES OF UNREGISTERED SECURITIES


------------------------------ ---------------------------- ----------------------- -----------------------------
Restricted Issuance Amount     Date Issuance Requested      Issued To               Notes
------------------------------ ---------------------------- ----------------------- -----------------------------
833,334                        10/29/03                     Eric Pantaleon,         Strike price- $0.03
                                                            Director                Board Compensation
                                                                                    $25,000.00 per annum
------------------------------ ---------------------------- ----------------------- -----------------------------
833,334                        10/29/03                     Alfredo Jurado,         Strike price- $0.03
                                                            Director                Board Compensation
                                                                                    $25,000.00 per annum
------------------------------ ---------------------------- ----------------------- -----------------------------
1,000,000                      10/30/03                     Tina Vidal              Consideration of Services
------------------------------ ---------------------------- ----------------------- -----------------------------
26,666,700                     10/30/03                     Andres Mendes           Strike price- $0.03
                                                                                    Payment for Promissory note
                                                                                    in amount of $800,000.00
------------------------------ ---------------------------- ----------------------- -----------------------------
50,000                         12/2/03                      Jose Burgos             Loan in amount of $12,500.00
------------------------------ ---------------------------- ----------------------- -----------------------------
50,000                         12/2/03                      Aimee Burgos            Loan in amount of$12,500.00
------------------------------ ---------------------------- ----------------------- -----------------------------
300,000                        12/23/03                     Caridad Gomez           Purchase- $5,000.00
------------------------------ ---------------------------- ----------------------- -----------------------------
700,000                        12/23/03                     Carlos Loro             Purchase- $5,000.00
------------------------------ ---------------------------- ----------------------- -----------------------------
2,000,000                      1/7/04                       John Scafidi            Settlement and Release
------------------------------ ---------------------------- ----------------------- -----------------------------
476,190                        1/7/04                       Newbridge Securities    Compensation shares under
                                                            Corporation             terms of Equity Line of
                                                                                    Credit Agreement and
                                                                                    Corresponding Placement
                                                                                    Agent Agreement
------------------------------ ---------------------------- ----------------------- -----------------------------
318,822,03                     1/8/04                       Ray Gonzalez            Conversion of one preferred
                                                                                    share
------------------------------ ---------------------------- ----------------------- -----------------------------


         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Pacer so as to make an informed investment decision. More specifically, Pacer had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and/or otherwise had the requisite sophistication to make an investment in Pacer's securities.

EXHIBITS

EXHIBIT NO.          DESCRIPTION                                             LOCATION
-----------          -----------                                             --------

2.1                  Merger Agreement, dated July 26, 2003, between among    Incorporated by reference to Exhibit 99.1 to
                     others, Infe, Inc. and Pacer Health Corporation         Form 8-K filed on July 3, 2003

2.2                  Asset Purchase Agreement dated April 14, 2003 between   Incorporated by reference to Exhibit 2.2 to
                     Pacer Health Corporation and AAA Medical Center, Inc.   Form 10-QSB filed on October 20, 2003

2.3                  Promissory Note, Amendment No. 1, Entered Into By       Incorporated by reference to Exhibit 2.3 to
                     Pacer Health Corporation in Favor of AAA Medical        Form 10-QSB filed on October 20, 2003
                     Center, Inc. dated June 23, 2003 between Infe, Inc.
                     and Daniels Corporate Advisory Company, Inc.

3.1                  Articles of Incorporation of Infocall Communications    Incorporated by reference to Exhibit 3(i) to
                     Corp.                                                   Form 10-SB/12G filed on December 30, 1999.

3.2                  Articles of Amendment to Articles of Incorporation of   Incorporated by reference to Exhibit 3(i)(1)
                     Infocall Communications Corp.                           to Form 10-SB/12G filed on December 30, 1999.

3.3                  Amended and Restated Articles of Incorporation of       Incorporated by reference to Exhibit 3.4 to
                     Infocall Communications Corp.                           Form SB-2 filed on September 15, 2000

3.4                  Certificate of Amendment to Certificate of              Incorporated by reference to Exhibit 1.1 to
                     Incorporation of Infe, Inc.                             Form 10-QSB filed on October 15, 2001

3.5                  Articles of Amendment to Articles of Incorporation of   Incorporated by reference to Exhibit 3.5 to
                     Infe, Inc.                                              Form 10-QSB filed on October 20, 2003

3.6                  Articles of Amendment to Amended and Restated           Provided herewith.
                     Articles of Incorporation of Infe, Inc.

3.7                  Bylaws of Infe, Inc.                                    Provided herewith.

4.1                  Specimen Stock Certificate                              Incorporated by reference to Exhibit 4.1 to
                                                                             Form SB-2 filed on September 15, 2000.

5.1                  Legal Opinion of Kirkpatrick & Lockhart LLP re:         Provided herewith
                     Legality

10.1                 Securities Purchase Agreement dated December 26, 2003   Provided herewith
                     among the Registrant and the Buyers

10.2                 Escrow Agreement dated December 26, 2003 among the      Provided herewith
                     Registrant, the Buyers, and Butler Gonzalez LLP

10.3                 Secured Debenture Dated December 26, 2003 between       Provided herewith
                     the Registrant and Cornell Capital Partners LP


EXHIBIT NO.          DESCRIPTION                                             LOCATION
-----------          -----------                                             --------

10.4                 Security Agreement Dated December 26, 2003 between      Provided herewith
                     the Registrant and the Buyers

10.5                 Investor Registration Rights Agreement dated December   Provided herewith
                     26, 2003 between the Registrant and the Investors

10.6                 Standby Equity Distribution Agreement dated December    Provided herewith
                     26, 2003 between the Registrant and Cornell Capital
                     Partners LP

10.7                 Registration Rights Agreement dated December 26, 2003   Provided herewith
                     between the Registrant and Cornell Capital Partners,
                     LP

10.8                 Escrow Agreement dated December 26, 2003 among the      Provided herewith
                     Registrant, Cornell Capital Partners, LP and Butler
                     Gonzalez, LLP

10.9                 Placement Agent Agreement dated December 26, 2003       Provided herewith
                     among the Registrant, Newbridge Securities
                     Corporation and Cornell Capital Partners LP

10.10                Letter of Intent between Revival Healthcare, Inc. and   Provided herewith
                     Registrant dated December 9, 2003.

10.11                Employment Agreement Dated January 1, 2004 between      Provided herewith
                     the Registrant and Rainer Gonzalez

23.1                 Consent of Kirkpatrick & Lockhart LLP                   Incorporated by reference to Exhibit 5.1
                                                                             hereof.

23.2                 Consent of Bagell, Josephs & Company LLC                Provided herewith

UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i)  Include any prospectus required by
Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii) Reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) Include any additional or changed material
information on the plan of distribution;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on January 14, 2004.

                                 PACER HEALTH CORPORATION


January 13, 2004                 By: /s/ Rainier Gonzalez
                                     ---------------------
                                     Rainier Gonzalez,
                                     President (Principal Executive Officer and
                                     Principal Accounting Officer) and Director



         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated

/s/ Rainier Gonzalez                                            January 13, 2004
--------------------------------                                ----------------
Rainier Gonzalez, President                                     Date
and Director

/s/ Eric Pantaleon                                              January 13, 2004
--------------------------------                                ----------------
Eric Pantaleon, Director                                        Date

/s/ Alfredo Jurado                                              January 13, 2004
--------------------------------                                ----------------
Alfredo Jurado, Director                                        Date